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                                 EXHIBIT 4.5
          INDENTURE DATED AS OF DECEMBER 16, 1996 BETWEEN COMMEMORATIVE
           BRANDS, INC. AND HSBC BANK USA (f/k/a MARINE MIDLAND BANK)

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                                    INDENTURE

          INDENTURE dated as of December 16, 1996 between Scholastic Brands, Inc., a Delaware corporation (the "COMPANY"), and Marine Midland Bank, as trustee (the "TRUSTEE").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's 11% Senior Subordinated Notes due 2007:

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1. DEFINITIONS.

          "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person or assumed in connection with the acquisition of assets from such other Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or such acquisition of assets, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "ACQUISITION SUBSIDIARY" means any Wholly Owned Subsidiary of the Company or any of its Wholly Owned Subsidiaries which is newly formed in anticipation of and in order to effectuate the acquisition by such entity of the capital stock or assets of another Person; PROVIDED that the making of an Investment in such Subsidiary by the Company or any other Subsidiary shall be made in compliance with the Section 4.7 hereof.

          "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "ASSET SALE" means (i) the sale (other than sales of inventory), lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (PROVIDED that the sale, lease, conveyance or other

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disposition of all or substantially all of the assets of the Company and its
Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or Section 5.1 hereof, and not by Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Capital Stock of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary of the Company or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company,
(ii) an issuance or sale of Capital Stock by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company,
(iii) a Permitted Investment or a Restricted Payment that is permitted by
Section 4.7 hereof, (iv) a Permitted Lien, PROVIDED that no steps or actions have been taken by the holder of such Permitted Lien to realize upon or dispose of the assets subject thereto, (v) a sale or other disposition or abandonment of damaged, worn out or obsolete property, (vi) the licensing of any intellectual property for a period of not more than five years which is not in connection with the sale of any other assets of the Company (except for any such licensing of intellectual property that causes a reduction of the assets of the Company or any of its Subsidiaries under GAAP), and (vii) the sale of owned gold to consignment banks under the Bank Credit Facility in the ordinary course of business, will not be deemed to be Asset Sales.

          "ATTRIBUTABLE DEBT" means, in respect of a sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with
GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessee, be extended).

          "BANK CREDIT FACILITY" means the Revolving Credit, Term Loan and Gold Consignment Agreement among the Company, the Banks from time to time parties thereto, and The First National Bank of Boston and Rhode Island Hospital Trust National Bank, as agents for such Banks, together with the related documents thereto (including, without limitation, any letters of credit issued pursuant thereto, and any related guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified or replaced (including with other lenders or consignors), from time to time and including any agreement extending the maturity of, refinancing, modifying, increasing assign, substituting for or otherwise restructuring (including, but not limited to, the inclusion of additional or different or substitute lenders, consignors or bank agents thereunder) all or any portion of the Indebtedness, including changing the borrowing limits, under such agreements or any successor or replacement agreements, regardless of whether the Bank Credit Facility or any portion thereof was outstanding or in effect at the time of such replacement, refinancing, increase, substitution, extension, restructuring, supplement or modification.

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          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

          "BOARD" means the Board of Directors of the Company or any duly authorized committee of the Board of Directors.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of a partnership, partnership interests (whether general or limited), (iii) in the case of an association or any other business entity, any and all shares, interests, participation, rights or other equivalents (however designated) in the equity of such association or entity, and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH EQUIVALENTS" means (i) United States Dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) demand and time deposits, certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's and in each case maturing within six months after the date of acquisition.

          "CEDEL" shall mean Cedel, S.A.

          "CHANGE OF CONTROL" means the occurrence of any of the following:

               (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act),

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               (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,

               (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) prior to a Public Equity Offering, the Principals and their Related Parties cease to be the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of a majority of the total outstanding Voting Stock of the Company, or (b) after a Public Equity Offering, any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the Company and the Principals and their Related Parties beneficially own a lesser percentage of the Voting Stock of the Company than such person, or

               (iv) the first day on which a majority of the members of the Board are not Continuing Directors.

          "COMMISSION" means the United States Securities and Exchange
Commission.

          "COMMON STOCK" means, with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "COMPANY" means Scholastic Brands, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period PLUS, to the extent deducted in computing Consolidated Net Income:

               (i) an amount equal to any extraordinary loss PLUS any net loss realized in connection with any Asset Sale PLUS any loss realized on an extraordinary or non-recurring actuarial assumption adjustment with regard to post-retirement, medical and other benefits, in each case for such periods, PLUS

               (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, PLUS

               (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all

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     payments  associated with Capital Lease Obligations,  imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations), PLUS

               (iv) depreciation, amortization (including amortization of goodwill, other intangibles, and other assets) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period) of such Person and its Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to, the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom, without duplication:

               (i) all items classified as extraordinary, unusual or nonrecurring gains (but not losses);

               (ii) any net loss or net income of any other Person (other than a Subsidiary of such Person), except to the extent of the amount of dividends or other distributions actually paid to such Person or its Subsidiaries by such other Person during such period;

               (iii) the net income of any Person acquired by such Person or a Subsidiary thereof in a pooling-of-interests transaction for any period prior to the date of such acquisition;

               (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan;

               (v) gains (but not losses) in respect of Asset Sales by such Person or its Subsidiaries;

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               (vi) the net income (but not net loss) of any Subsidiary of such
     Person to the extent that the declaration or payment of dividends or distributions to such Person is restricted by the terms of its constituent documents or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Subsidiary to such Person or another Subsidiary of such Person;

               (vii) with regard to a Subsidiary of such Person (other than a Wholly Owned Subsidiary), any aggregate net income (or loss) in excess of such Person's PRO RATA share of such Subsidiary's net income (or loss); and

               (viii) the cumulative effect of any change in accounting principles.

          "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person and its consolidated Subsidiaries, as determined in accordance with GAAP, less, to the extent included therein, all amounts, if any, attributable to Disqualified Stock.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board who (i) was a member of the Board on the date of this Indenture or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

          "DEFAULT" means any event, occurrence or condition that, with the passage of time, the giving of notice or both, would constitute an Event of Default.

          "DEPOSITARY" means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.6 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions or this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "DESIGNATED INVESTMENT STOCK" means any Capital Stock of the Company, designated as such by the Board of Directors of the Company upon issuance for use in the capitalization of an Acquisition Subsidiary of the Company, up to a maximum net cash proceeds of $12.0 million.

          "DESIGNATED SENIOR INDEBTEDNESS" mean (i) Indebtedness of the Company under the Bank Credit Facility, including without limitation all principal, interest (including interest accruing after the filing of a petition initiating any proceeding under any applicable bankruptcy law, whether or not a claim therefor is allowable in such proceeding), reimbursements of amounts drawn under letters of credit, reimbursements of other amounts, Hedging Obligations

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with any agent or other representative of the lenders under the Bank Credit
Facility, guarantees in respect thereof, and all charges, consignment and other fees, indemnifications, damages, penalties, expenses (including expenses accruing after the filing of a petition initiating any proceeding under any applicable bankruptcy law, whether or not a claim therefor is allowable in such proceeding) and all other amounts or liabilities payable in respect thereof; and
(ii) any other Senior Indebtedness, and all fees, expenses, indemnities and other monetary obligations in respect thereof, which, at the date of creation thereof or determination has an aggregate principal amount outstanding of, or under which at the date of creation thereof or determination, the holders thereof are committed to lend, at least $7.5 million and is specifically designated by the Company (with the consent of the Senior Representative for the Bank Credit Facility unless the Trustee has received written notice from such Senior Representative waiving such right of consent) in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

          "DISPOSITION" or "SALE" or "TRANSFER" of other words of similar meaning do not include the granting or suffering of a Permitted Lien in order to secure Indebtedness permitted by the Indenture, PROVIDED that no steps or actions have been taken by the holder of such Permitted Lien to realize upon or dispose of the assets subject thereto.

          "DISQUALIFIED STOCK" means any Capital Stock of any Person which, by its terms, or upon the happening of any event or with the passage of time, matures or is mandatory redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 91 days after the maturity date of the Notes, or which is exchangeable or convertible into debt securities of such Person, except to the extent that such exchange or conversion rights cannot be exercised prior to 91 days after the maturity date of the Notes. Series A Preferred Stock is not Disqualified Stock.

          "ESCROW AGREEMENT" means the escrow or other similar arrangement referred to in Exhibit D to the Asset Purchase Agreement dated as of May 20, 1996 and amended as of November 21, 1996 among Town & Country Corporation, L.G. Balfour Company, Inc. and the Company.

          "EUROCLEAR" means the Euroclear System.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE OFFER" means the offer that shall be made by the Company pursuant to the Registration Rights Agreement to exchange New Senior Subordinated Notes for Senior Subordinated Notes.

          "EXISTING INDEBTEDNESS" means all Indebtedness of the Company and its Subsidiaries (other than under the Bank Credit Facility) in existence on the Issue Date, until such amounts are repaid.

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          "FIXED CHARGE COVERAGE RATIO" means with respect to any specified
Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.

          In the event that such specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays or redeems any Indebtedness (other than ordinary course repayments of revolving credit borrowings under the Revolving Credit Facility or payments in connection with the consignment of gold under the Gold Consignment Facility) or such specified Person issues or redeems Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness or such issuance or redemption of Disqualified Stock (including giving PRO FORMA effect to the application of any cash net proceeds therefrom), as if the same had occurred at the beginning of the applicable four-quarter reference period.

          In addition, for purposes of making the computation referred to above,

               (i) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and

               (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and

               (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date.

          "FIXED CHARGES" means, with respect to any Person for any period, the sum of:

               (i) the consolidated interest expense of such Person and its Subsidiaries (other than any Acquisition Subsidiary or any Subsidiary thereof) for such period, whether paid or accrued and whether expensed or capitalized, determined on a consolidated basis and in accordance with GAAP (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all Capital

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     Lease  Obligations,  imputed  interest with respect to  Attributable  Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations) excluding, however, in the case of the Company, obligations of the Company resulting from any extraordinary or
     non-recurring    actuarial   adjustment   assumptions   with   respect   to
     post-retirement medical and other benefits, PLUS

               (ii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries (other than any Acquisition Subsidiary or any Subsidiary thereof) or secured by a Lien on assets of such Person or one of its Subsidiaries (other than Acquisition Subsidiary or any Subsidiary thereof) (whether or not such Guarantee or Lien is called upon), PLUS

               (iii) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one MINUS the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "FOREIGN SUBSIDIARY" means any Subsidiary formed under the laws of any jurisdiction other than the United States of America or any state, territory, possession or political subdivision thereof.

          "FTC ORDER" means any order of the Federal Trade Commission requiring the Company to sell certain Assets or to refrain from certain business activities or lines of business.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date; PROVIDED, HOWEVER, that all financial statements of the Company (but not any other financial information or ratios calculated pursuant hereto) provided by the Company to the Holders of the Notes or the Trustee shall be prepared in accordance with GAAP as in effect on the date of such report or other financial information.

          "GOLD CONSIGNMENT FACILITY" means the gold consignment facility, as set forth in the Bank Credit Facility, together with the related documents thereof (including, without limitation, any related guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified or replaced (including with other lenders), from time to time and including any agreement extending the maturity of, refinancing, modifying, increasing, substituting for or otherwise restructuring (including, but not limited to, the inclusion of additional or different or substitute lenders or bank agents thereunder) all or any portion of the Indebtedness, including

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changing the consignment limits, under such agreements or any successor or replacement agreements, regardless of whether the Gold Consignment Facility or any portion thereof was outstanding or in effect at the time of such replacement, refinancing, increase, substitution, extension, restructuring, supplement or modification.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, foreign currency exchange contracts, foreign currency swaps, commodities futures and any other agreement designed to protect such Person against fluctuations in interest rates, currency valuations or commodity prices.

          "HOLDER" means a Person in whose name a Note is registered.

          "INDEBTEDNESS" means, with respect to any Person, without duplication:

               (i) any liability of such Person (a) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility; (b) evidenced by a bond, note, debenture or similar instrument; (c) for the balance deferred and unpaid of the purchase price for any property or service or any obligation upon which interest charges or consignment fees are customarily paid (except for trade payables (other than consignments) arising in the ordinary course of business); (d) for the payment of money relating to a lease that is required to be classified as a Capitalized Lease Obligation in accordance with GAAP; or (e) for the maximum fixed repurchase price of any Disqualified Stock of such Person PLUS accrued and unpaid dividends thereon;

               (ii) any obligation of others secured by a Lien on any asset of such Person, whether or not any obligation secured thereby has been assumed, by such Person;

               (iii) any obligations of such Person under any Hedging Obligation; and

               (iv) any Guarantee of such Person or any obligation of such Person which in economic effect is a guarantee with respect to any Indebtedness of another Person.

For purposes of this definition, "MAXIMUM FIXED REPURCHASE PRICE" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market

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value shall be determined in good faith by the board of directors of the Person issuing such Disqualified Stock.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INVESTMENT" by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution (by means of any transfer of cash or other Property) to another Person or any other payments for Property or services for the account for use of another Person, including without limitation the following:

               (i) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person;

               (ii) the purchase, acquisition or Guarantee of the Indebtedness of another Person or the issuance of a "keep well" with respect thereto; and

               (iii) the purchase or acquisition of the business or assets of another Person;

          but shall exclude:

               (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices;

               (b) the acquisition of property and assets from equipment suppliers and other vendors in the ordinary course of business, PROVIDED that such property and assets do not represent all or substantially all of the production capacity of the supplier or other vendor; and

               (c) the acquisition of assets, Capital Stock or other securities by the Company for consideration consisting solely of the Capital Stock of the Company other than Disqualified Stock.

          "ISSUE DATE" means the date on which the Notes are first authenticated and delivered under this Indenture.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

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          "NET PROCEEDS" means the sum of the aggregate cash proceeds received by the Company or any of its Subsidiaries (other than an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary) in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such Asset Sale), and any funds received by the Company pursuant to the Escrow Agreement, net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation, severance or shut-down costs or expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts requited to be applied to the repayment of Indebtedness that is (a) secured by a Lien on the asset or assets that were the subject of such Asset Sale, (b) Senior Indebtedness, the repayment of which is required either pursuant to the terms thereof; by applicable law, or in order to obtain a necessary consent to such transaction, or (c) Indebtedness PARI PASSU with Notes, the repayment or purchase of which is required pursuant to the terms thereof on a PRO RATA basis with the Notes in the event of an Asset Sale, and
(iv) any reserves established in accordance with GAAP for adjustment in respect of the sale price of such asset or assets or for any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities relating to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; PROVIDED that any reversal of any such reserve shall be added back in the determination of Net Proceeds.

          "NEW SENIOR SUBORDINATED NOTES" means notes issued by the Company hereunder containing terms identical to the Senior Subordinated Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Senior Subordinated Notes or, if no such interest has been paid, from the date of original issuance, (ii) the legend or legends relating to transferability and other related matters set forth on the Senior Subordinated Notes, including the text referred to in footnote 2 of Exhibit A hereto), shall be removed or appropriately altered, and (iii) as otherwise set forth herein), to be offered to Holders of Senior Subordinated Notes in exchange for Senior Subordinated Notes pursuant to the Exchange Offer.

          "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "NOTES" means the Senior Subordinated Notes and the New Senior Subordinated Notes, if any, that are issued under this Indenture, as amended or supplanted from time to time.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICER" means, (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice-President of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 11.4 and 11.5 hereof.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that melts the requirements of Sections
11.4 and 11.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "PERMITTED INVESTMENTS" means:

               (a) any Investment in the Company or in a Wholly Owned Subsidiary of the Company (other than an Acquisition Subsidiary or a Subsidiary thereof);

               (b) any Investment in cash or cash Equivalents;

               (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company (other than an Acquisition Subsidiary or a Subsidiary thereof) or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company (other than an Acquisition Subsidiary or a Subsidiary thereof);

               (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

               (e) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock;

               (f) any Investment received involuntarily;

               (g) any Investment existing on the date of the Indenture;

               (h) Investments by the Company or any Subsidiary of the Company in Permitted Lines of Business that do not exceed $5 million in the aggregate at any one time outstanding;

               (i) Investments by any Acquisition Subsidiary or any Subsidiary of an Acquisition Subsidiary in Permitted Lines of Business (without regard to the aggregate amount thereof) but excluding any Investment in Capital Stock or Indebtedness of the Company or any of its Subsidiaries (other than an Acquisition Subsidiary or any Subsidiary thereof);

               (j) Investments representing loans or advances made to employees in the ordinary course of business not exceeding $500,000 at any one time; and

               (k) Investments representing loans or advances made to independent sales representatives made in the ordinary course of business.

          "PERMITTED LIENS" means:

               (i) Liens on assets of the Company or its Subsidiaries securing the Bank Credit Facility;

               (ii) Liens on assets of the Company or its Subsidiaries securing Senior Indebtedness which is permitted by the terms of the Indenture to be incurred;

               (iii) Liens securing Existing Indebtedness;

               (iv) Liens in favor of the Company;

               (v) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; PROVIDED that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Subsidiary of the Company;

               (vi) Liens on property existing at the time of acquisition thereof by the Company or any subsidiary of the Company, PROVIDED that such Liens were not incurred in contemplation of such acquisition and do not extend to any assets other than those so acquired by the Company or any Subsidiary of the Company;

               (vii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations in respect of letters of credit issued in connection with any of the foregoing obligations);

               (viii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred by clause (v) of the second paragraph of Section 4.9 hereof covering only the assets acquired with such Indebtedness;

               (ix) Liens existing on the Issue Date;

               (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

               (xi) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;

               (xii) Liens to secure any Indebtedness which is PARI PASSU with or subordinate in right of payment to the Notes, where (a) in the case of any Lien securing Indebtedness that is PARI passu in right of payment with the Notes, all obligations with respect to the Notes are secured on an equal and ratable basis with the Indebtedness so secured and (b) in the case of any Lien securing Indebtedness that is subordinated in right of payment to the Notes, all obligations with respect to the Notes are secured on a senior basis reflecting the subordination of the Indebtedness so secured on terms substantially similar to, or more favorable to senior creditors than, those contained herein, in each case, until such time as such PARI PASSU or subordinated Indebtedness is no longer secured by such Lien, at which time such Lien securing the Notes may be automatically released; and

               (xiii) Liens granted by an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary to secure Indebtedness incurred by such Acquisition Subsidiary or Subsidiary of an Acquisition Subsidiary in accordance with Section 4.9 hereof.

          "PERMITTED LINE OF BUSINESS" means (i) the scholastic, graduation-related and commemorative products business, the fine paper and non-textbook graphics products business, the recognition, affinity and insignia products business, and such business activities as are incidental or related thereto, and (ii) such other businesses as the Company or its Subsidiaries are engaged in on the Issue Date.

          "PERMITTED REFINANCING DEBT" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary); PROVIDED THAT, except with respect to Indebtedness incurred to repay, repurchase, redeem or defease all of the outstanding Notes at one time:

               (i) the principal amount (or accreted value, if applicable), of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (PLUS the amount of up to six months of accrued and unpaid interest on such Indebtedness and reasonable premiums, fees and expenses incurred in connection therewith);

               (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded;

               (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

               (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PORTAL MARKET" means the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

          "PREFERRED STOCK" means, with respect to any Person, all Capital Stock of such Person of any class or classes (however designated, whether voting or non-voting) that ranks prior, as to distribution in profit or liquidation, to shares of Common Stock of such Person.

          "PRINCIPALS" means Castle Harlan Partners II, L.P., Castle Harlan, Inc. and their respective Affiliates and the officers and directors of the Company.

          "PUBLIC EQUITY OFFERING" means any underwritten primary public offering of the Common Stock or other Voting Stock of the Company, pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8, or any successor or similar form) under the Securities Act.

          "PURCHASE DATE" means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

          "PURCHASE PRICE" means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and Liquidated Damages (if any) thereon to the Purchase Date, unless otherwise specifically provided.

          "QIB" means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

          "REDEMPTION DATE" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

          "REDEMPTION PRICE" means the amount payable for the redemption of any Note on a Redemption Date, exclusive of' accrued and unpaid interest and Liquidated Damages (if any) thereon to the Redemption Date, unless otherwise specifically provided.

          "RELATED PARTY" means, with respect to any Principal, (A) any controlling stockholder, director or officer, 80% (or more) owned Subsidiary, or spouse or immediate family member or estate thereof (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately proceeding clause (A).

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of December 16, 1996, among the Company, Lehman Brothers Inc. and BT Securities Corporation, as such agreement may be amended, modified or supplemented from time to time.

          "REGULATION S" means Regulation S as promulgated under the Securities Act.

          "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "REVOLVING CREDIT FACILITY" means the revolving credit facility, as set forth in the Bank Credit Facility, together with the related documents thereto (including, without limitation, any letters of credit issued pursuant thereto, and any related guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified or replaced (including with other lenders), from time to time and including any agreement extending the maturity of, refinancing, modifying, increasing, substituting for or otherwise restructuring (including, but not limited to, the inclusion of additional or different or substitute lenders or bank agents thereunder) all or any portion of the Indebtedness, including changing the borrowing limits, under such agreements or any successor or replacement agreements, regardless of whether the Revolving Credit Facility or any portion thereof was outstanding or in effect at the time of such replacement, refinancing, increase, substitution, extension, restructuring, supplement or modification.

          "RULE 144A" means Rule 144A promulgated under the Securities Act.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR INDEBTEDNESS" means Designated Senior Indebtedness and the principal of, and premium (if any) and interest (including interest accruing after the filing of a petition initiating any proceeding under any applicable bankruptcy law, whether or not a claim therefor is allowable in such proceeding) on, any other Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing, or the agreement governing, such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "SENIOR INDEBTEDNESS" shall not include:

               (i) Indebtedness evidenced by the Notes;

               (ii) Indebtedness that is by its terms subordinate or junior in right of payment to any other Indebtedness of the Company;

               (iii) that portion of any Indebtedness which is incurred in violation of this Indenture;

               (iv) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company;

               (v) Indebtedness which is represented by Disqualified Stock;

               (vi) any liability for federal, state, local or other taxes owed or owing by the Company;

               (vii) accounts payable or other obligations to trade creditors created, incurred or assumed in the ordinary course of business in connection with obtaining materials, services and other current liabilities (excluding the current portion of long-term Senior Indebtedness);

               (viii) Indebtedness of or amounts owing by the Company for compensation to employees for services; and

               (ix) amounts owing under leases (other than Capital Lease Obligations).

          "SENIOR REPRESENTATIVE" means any trustee, agent or representative (if any) for the holders of any Designated Senior Indebtedness.

          "SENIOR SUBORDINATED NOTES" means the Company's 11% Senior Subordinated Notes due 2007 issued pursuant to this Indenture, but excludes the New Senior Subordinated Notes.

          "SERIES A PREFERRED STOCK" means the Series A preferred stock of the Company, par value $.01 per share.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "SUBSIDIARY" of any Person means any other Person, the majority of the Voting Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors of which is directly or indirectly owned by such Person.

          "SUBSIDIARY GUARANTEE" means a Guarantee, substantially in the form of Exhibit C hereto, executed and delivered by a Subsidiary Guarantor in accordance with the provisions hereof.

          "SUBSIDIARY GUARANTOR" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of Section
4.18 hereof, and its successors and assigns.

          "TRANSFER RESTRICTED SECURITY" means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sections.sections. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; PROVIDED that in the event the Trust
Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "U.S. GOVERNMENT SECURITIES" shall mean securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the U.S. Government Securities evidenced by such depository receipt.

          "U.S. PERSONS" means any U.S. Person as defined in Regulation S.

          "VOTING STOCK" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or, in the case of a Foreign Subsidiary of the Company, shares otherwise required by law to be owned by other Persons, up to a maximum of 5% of the outstanding Capital Stock, Voting Stock or other ownership interests of such Subsidiary) is at the time owned by (i) such Person or (ii) one or more Wholly Owned Subsidiaries of such Person or (iii) such Person and one or more Wholly Owned Subsidiaries of such Person.

          Section 1.2. OTHER DEFINITIONS.

          TERM                        DEFINED IN SECTION

          "Affiliate Transaction"..............4.11
          "Asset Sale Offer"...................4.10
          "Agent Member"....................... 2.6
          "Asset Sale Offer Period"............3.10
          "Calculation Date"................... 1.1
          "Certificated Notes"................. 2.1
          "Change of Control Offer"............4.15
          "Change of Control Offer Period"..... 3.9
          "Change of Control Payment"..........4.15
          "Change of Control Payment Date".....4.15
          "Covenant Defeasance"................ 8.3
          "Event of Default"................... 6.1
          "Excess Proceeds"....................4.10
          "Foreign Person"..................... 2.6
          "Global Note"........................ 2.1
          "incur".............................. 4.9
          "Institutional Accredited Investors". 2.1
          "Legal Defeasance"................... 8.2
          "Management Agreement"............... 4.7

          TERM                        DEFINED IN SECTION

          "Offer Amount".......................3.10
          "Offshore Certificated Notes"........ 2.1
          "Paying Agent"....................... 2.3
          "Payment Default".................... 6.1
          "Permanent Regulation S Global Note". 2.1
          "Private Placement Legend"........... 2.6
          "Public Equity Offering"............. 3.9
          "Registrar".......................... 2.3
          "Regulation S Global Note"........... 2.1
          "Restricted Payments"................ 4.7
          "Rule 144A Global Note".............. 2.1
          "Senior Covenant Default"............10.2
          "Senior Payment Default".............10.2
          "Special Redemption"................. 3.9
          "Surviving Entity"................... 5.1
          "Temporary Regulation S Global Note". 2.1
          "U.S. Certificated Notes"............ 2.1

          Section 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

               "INDENTURE SECURITIES" means the Notes;

               "INDENTURE SECURITY HOLDER" means a Holder;

               "INDENTURE TO BE QUALIFIED" means this Indenture;

               "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

               "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

          Section 1.4. RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

               (a) a term has the meaning assigned to it;

               (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (c) "OR" is not exclusive;

               (d) words in the singular include the plural, and in the plural include the singular;

               (e) provisions apply to successive events and transactions; and

               (f) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

          Section 1.5. ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

          (c) The ownership of Notes shall be proved by the register maintained by the Registrar.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                   ARTICLE II.

                                    THE NOTES

          Section 2.1. FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A hereto. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the "RULE 144A GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global
Note in registered form substantially in the form set forth in Exhibit A (the "TEMPORARY REGULATION S GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following 40 days after the later of the commencement of the offering of the Notes and the Issue Date, upon receipt by the Trustee and the Company of a duly executed certificate substantially in the form of Exhibit B(1) hereto, a single permanent Global Note in registered form substantially in the form set forth in Exhibit A (the "PERMANENT REGULATION S GLOBAL NOTE," and together with the Temporary Regulation S Global Note, the "REGULATION S GLOBAL NOTE") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Regulation S Global Note transferred.

          Notes  offered  and sold to  institutional  accredited  investors  (as
defined  in  Rule  501(a)(1),   (2),  (3)  or  (7)  under  the  Securities  Act)
("INSTITUTIONAL ACCREDITED INVESTORS")
shall be issued in the form of permanent U.S. Certificated Notes in registered form in substantially the form set forth in Exhibit A (the "US. CERTIFICATED NOTES"). Securities issued pursuant to Section 2.1 in exchange for interests in the Rule 144A Global Note or the Regulation S Global Note shall be in the form of permanent Certificated Notes in registered form substantially in the form set forth in Exhibit A (the "OFFSHORE CERTIFICATED NOTES").

          The Offshore Certificated Notes and U.S. Certificated Notes are sometimes collectively herein referred to as the "CERTIFICATED NOTES." The Rule 144A Global Note and the Regulation S Global Note are sometimes referred to herein as the "GLOBAL NOTE."

          Section 2.2. EXECUTION AND AUTHENTICATION.

          Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The seal of the Company shall be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee, upon a written order of the Company signed by two Officers of the Company, together with the other documents required by Sections
11.4 and 11.5 hereof, shall authenticate Senior Subordinated Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The Trustee, upon written order of the Company signed by two Officers of the Company, together with the other documents required by Sections 11.4 and 11.5 hereof, shall authenticate New Senior Subordinated Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes; PROVIDED that such New Senior Subordinated Notes shall be issuable only upon the valid surrender for cancellation of Senior Subordinated Notes of a like aggregate principal amount in accordance with the Exchange Offer. Such written order of the Company shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          Section 2.3. REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "REGISTRAR" includes any co-registrar and the term "PAYING AGENT" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

          Section 2.4. PAYING AGENTS TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal and of any premium, if any, interest and Liquidated Damages, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

          Section 2.5. HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA sections 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA ss. 312(a).

          Section 2.6. TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE GENERALLY: BOOK ENTRY PROVISIONS. Upon surrender for registration of transfer of any Note to the Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.6, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

          Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to
Section 4.2. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

          All Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing. Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the legend referred to in Section 2.6(g)(i) below, in connection with any transfer of Transfer Restricted Securities any request for transfer shall be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of Exhibit B(2) hereto.

          (b) BOOK-ENTRY PROVISIONS FOR THE GLOBAL NOTES. The Rule 144A Global Note and Regulation S Global Note initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in
Section 2.6(g).

          Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Rule 144A Global Note or Regulation S Global Note, as the case may be, held on their behalf by the Depositary, or the Trustee as its custodian, or under the Rule 144A Global Note or Regulation S Global Note, as the case may be, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of Rule 144A Global Note or Regulation S Global Note, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          Transfers of the Rule 144A Global Note and the Regulation S Global Note shall be limited to transfers of such Rule 144A Global Note or Regulation S Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in Rule 144A Global Note and the Regulation S Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of this Section 2.6. The registration of transfer and exchange of beneficial interests in the Global Note, which does not involve the issuance of a Certificated Note, shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. The Trustee shall have no responsibility or liability for any act or omission of the Depositary.

          At any time at the request of the beneficial holder of an interest in the Rule 144A Global Note or Permanent Regulation S Global Note to obtain a Certificated Note, such beneficial holder shall be entitled to obtain a Certificated Note upon written request to the Trustee and the Note Custodian in accordance with the standing instructions and procedures existing between the Note Custodian and Depositary for the issuance thereof Upon receipt of any such request, the Trustee, or the Note Custodian at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of the Rule 144A Global Note or Permanent Regulation S Global Note, as appropriate, to be reduced by the principal amount of the Certificated Note issued upon such request to such beneficial holder and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Certificated Note or Certificated Notes in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

          (c) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any Institutional Accredited Investor that is not a QIB (other than any Person that is not a U.S. Person as defined under Regulation S, a "FOREIGN PERSON"):

               (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) (A) the requested transfer is at least three years after the later of the Issue Date of the Notes and (B) the proposed transferee has certified to the Registrar that the requested transfer is at least three years after last date on which such Note was held by an Affiliate of the Company, or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit D hereto and (B) such certifications, legal opinions and other information as the Trustee and the Company may reasonably request to confirm that such transaction is in compliance with the Securities Act; and

               (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the documents, if any, required by clause (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

          (d) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than Foreign Persons):

               (i) if the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on a certificate substantially in the form of Exhibit B(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A; and

               (ii) if the proposed transferee is an Agent Member, and the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Certificated Notes or the interest in the Regulation S Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes or decrease the amount of the Regulation S Global Note so transferred.

          (e) TRANSFERS OF INTERESTS IN THE TEMPORARY REGULATION S GLOBAL NOTE. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

               (i) The Registrar shall register the transfer of an interest in the Temporary Regulation S Global Certificate if (x) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto stating, among other things, that the proposed transferee is a Foreign Person or (y) the proposed transferee is a QIB and the proposed transferor has checked the box provided for on a certificate substantially in the form of Exhibit B(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A; and

               (ii) if the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the

     Rule 144A Global Note in an amount equal to the principal amount of the Temporary Regulation S Global Note to be transferred, and the Trustee, as Note Custodian, shall decrease the amount of the Temporary Regulation S Global Note.

          (f) TRANSFERS TO FOREIGN PERSONS. The following provisions shall apply with respect to any transfer of a Transfer Restricted Security to a Foreign Person:

               (i) the Registrar shall register any proposed transfer of a Note to a Foreign Person upon receipt of a certificate substantially in the form of Exhibit E hereto from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

               (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Note or the Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or cancel the Certificated Notes, as the case may be, to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall decrease the amount of the Rule 144A Global Note.

          (g) THE DEPOSITARY. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Rule 144A Global Note and the Regulation S Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Note Custodian for Cede & Co.

          Notes in Certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes in Certificated form to the persons in whose names such Notes in Certificated form are so registered.

          Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, if at any time:

               (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Rule 144A Global

     Note or the Permanent Regulation S Global Note, as the case may be, and a successor Depositary is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificates Notes under this Indenture,

and the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, in exchange for such Global Notes.

          (h)   LEGENDS.

               (i)     Except as permitted by the following paragraphs (ii) and
     (iii), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall
     (x) be subject to the restrictions on transfer set forth in this Section
     2.6 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear the legend set forth below (the "PRIVATE PLACEMENT LEGEND"):

          THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT
          (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY AND MARINE MIDLAND BANK, AS TRUSTEE (OR A

          SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE),
          (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 14 UNDER THE SECURITIES ACT (IF AVAILABLE) OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND MARINE MIDLAND BANK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                    (a) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                    (b) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(b) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certifications to be substantially in the form of Exhibit B hereto).

               (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate New Senior Subordinated Notes in exchange for Senior Subordinated Notes accepted for exchange in the Exchange Offer, which New Senior Subordinated Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Senior Subordinated Notes, in each case unless the Company has notified the Registrar in writing that the Holder of such Senior Subordinated Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Senior Subordinated Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

               (iv) Each global Note, whether or not a transfer Restricted security, shall also bear the following legend on the fact thereof:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
          DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY.

          PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN

               (v) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the PORTAL Market or tradable on Euroclear or Cedel or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

          (i) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction. In the event of any transfer of any beneficial interest between the Rule 144A Global Note and the Regulation S Global Note in accordance with the standing procedures and instructions between the Depositary and the Note Custodian and the transfer restrictions set forth herein, the aggregate principal amount of each of the Rule 144A Global Note and the Regulation S Global Note shall be appropriately increased or decreased, as the case may be, and an endorsement shall be made on each of the Rule 144A Global Note and the Regulation S Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

          (j)   GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6 and 9.5 hereof).

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               (iii)   The Registrar shall not be required to register the
     transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v)     The Company shall not be required:

                       (a) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
          3.2 hereof and ending at the close of business on the day of selection; or

                       (b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                       (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

          Section 2.7. REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Company may charge the Holder for their expenses in replacing a Note.

                                       35
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          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          Section 2.8. OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of either of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.7 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

          If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

          Section 2.9. TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver of consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any such treasury Notes or Notes owned by an Affiliate thereof.

          Section 2.10. TEMPORARY NOTES.

          Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

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          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

          Section 2.11. CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy all canceled Notes in accordance with the Trustee's usual procedures. The Trustee shall maintain a record of the destruction of all canceled Notes. Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

          Section 2.12. DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner PLUS, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          Section 2.13. PERSONS DEEMED OWNERS.

          Prior to due presentment of a Note for registration of transfer and subject to Section 2.12 hereof, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

          Section 2.14. CUSIP NUMBERS.

          The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to

Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

                                  ARTICLE III.

                            REDEMPTION AND REPURCHASE

          Section 3.1. NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to the provisions of Sections 3.7 or 3.8 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

          If the Company is required to offer to repurchase Notes pursuant to the provisions of Section 4.10 or 4.15 hereof, it shall notify the Trustee in writing, at least 30 days but not more than 60 days before the Purchase Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Company is required to make or his made an Asset Sale Offer or a Change of Control Offer, as the case may be, and (b) the conditions set forth in Section 4.10 or 4.15 hereof, as the case may be, have been satisfied.

          If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

          Section 3.2. SELECTION OF NOTES.

          If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot, PRO RATA or by such other method as the Trustee shall deem fair and reasonable. In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 25 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

          If less than all of the Notes tendered are to the repurchased pursuant to the provisions of Section 4.10 hereof, the Trustee shall select the Notes or portions thereof to be repurchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be repurchased). In the event of partial repurchase by lot, the particular Notes or portions thereof to be repurchased shall be selected at the close of business of the last Business Day prior to the Purchase Date.

          The Trustee shall promptly notify the Company in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased. Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

          Section 3.3. NOTICE OF OPTIONAL OR SPECIAL REDEMPTION.

          In the event Notes are to be redeemed pursuant to Section 3.7 or 3.8 hereof, at least 30 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed in whole or in part, with a copy to the Trustee.

          The notice shall identify the Notes or portions thereof to be redeemed and shall state:

              (a)  the Redemption Date;

              (b)  the Redemption Price;

              (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

              (d)  the name and address of the Paying Agent;

              (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, Liquidated Damages, if any, and, unless the Redemption Date is after a record date and or before the succeeding interest payment date, accrued interest thereon to the Redemption Date;

              (f) that, unless the Company defaults in making the redemption payment, interest and any Liquidated Damages on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, any Liquidated Damages and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed;

              (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

              (h) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED that the Company shall deliver to the Trustee, at least 40 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          Section 3.4. EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, PLUS Liquidated Damages, if any, and accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest which are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

          Section 3.5. DEPOSIT OF REDEMPTION PRICE OR PURCHASE PRICE.

          On or before each Redemption Date or Purchase Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date, including without limitation any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date or Repurchase Date. Upon written request by the Company, the Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

          Unless the Company defaults in making such payment, interest and any Liquidated Damages on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

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

          Section 3.6. NOTES REDEEMED OR REPURCHASED IN PART.

          Upon surrender of a Note that is redeemed or repurchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed or repurchased.

          Section 3.7. OPTIONAL REDEMPTION.

          The Company may redeem any or all of the Notes at any time on or after January 15, 2002 at the Redemption Prices set forth in the Notes (an "OPTIONAL REDEMPTION"). Any redemption pursuant to this Section 3.7 shall be made pursuant and the provisions of Sections 3.1 through 3.6 hereof.

          Section 3.8. SPECIAL REDEMPTION.

          In the event the Company completes one or more Public Equity Offerings on or before January 15, 2000, the Company, in its discretion, may use the net cash proceeds from any such Public Equity Offering to redeem up to 33-1/3% of the original principal amount of the Notes (a "SPECIAL REDEMPTION") at a Redemption Price of 111% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, PROVIDED, HOWEVER, that at least 66-2/3% of the original principal amount of the Notes will remain outstanding immediately after each such Special Redemption; and PROVIDED, FURTHER, that such Special Redemption shall occur within 90 days after the date of the closing of the applicable Public Equity Offering. Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

          Section 3.9. REPURCHASE UPON CHANGE OF CONTROL OFFER.

          In the event that, pursuant to Section 4.15 hereof, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.

          The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in the next paragraph until a date determined by the Company which is at least 30 but no more than 60 days from the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "CHANGE OF CONTROL OFFER PERIOD"). On the Purchase Date, which shall be no later than the last day of the Change of Control Offer Period, the Company shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          Within 30 days following any Change of Control, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the

Change of Control Offer. The Change of Control shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

              (a) the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 3.9 and
        Section 4.15 hereof and that, to the extent lawful, all Notes tendered will be accepted for payment;

              (b) the Purchase Price, the last day of the Change of Control Offer Period, and the Purchase Date;

              (c) that any Note not properly tendered or otherwise not accepted for repurchase will continue to accrue interest and Liquidated Damages, if any;

              (d) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

              (e) that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the Purchase Date;

              (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

              (g) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

          On or before the Purchase Date, the Company shall to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers'

Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; PROVIDED, that each such new Note shall be in a principal amount of $l,000 or and integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

          Section 3.10. REPURCHASE UPON APPLICATION OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period from the date of the mailing of the notice of the Asset Sale Offer described in the next paragraph until a date determined by the Company which is at least 30 but no more than 60 days from the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "ASSET SALE OFFER PERIOD"). On the Purchase Date, which shall be no later than the last day of the Asset Sale Offer Period, the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes properly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          Within 30 days following the accumulation of sufficient Excess Proceeds to obligate the Company to commence an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

              (a)  that the Asset Sale Offer is being made pursuant to this
        Section 3.10 and Section 4.10 hereof;

              (b) the Offer Amount, the Purchase Price, the last day of the Asset Sale Offer Period, and the Purchase Date;

              (c) that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and Liquidated Damages, if any;

              (d) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

              (e) that Holders electing to have any Notes repurchased pursuant to any Asset Sale Offer shall be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

              (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part;

              (g) that, if the aggregate principal amount of Notes tendered for repurchase by Holders exceeds the Offer Amount, the Trustee shall select the Notes or portions thereof to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriately the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

              (h) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

          On or before the Purchase Date, the Company shall to the extent lawful, (i) accept for payment, on a PRO RATA basis in accordance with this Indenture to the extent necessary, the Offer Amount of Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, PLUS accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and
(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase
Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the

Company in the form of an Officers' Certificate shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; PROVIDED, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders to the Asset Sale Offer.

                                   ARTICLE IV.

                                    COVENANTS

          Section 4.1. PAYMENT OF PRINCIPAL AND INTEREST.

          The Company shall pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest on the Notes on the dates, in the amounts and in the manner provided herein and in the Notes. Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the aggregate amount then due. The Company shall pay all Liquidated Damages, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

          Section 4.2. MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the

Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.3. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

          Section 4.3. REPORTS.

          Whether or not required by the rules and regulations of the Commission, so long as any of the Notes are outstanding, the Company, and, if the Company is required to file financial statements for any Subsidiary Guarantor, such Subsidiary Guarantor, shall furnish to the Holders of the Notes, within 15 days after they are or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in filings with the Commission on Forms 10-Q and 10-K if the Company and/or any Subsidiary Guarantor was required to file such forms, including Management's Discussion and Analysis of Financial Condition and Results of Operations and, with respect to annual consolidated financial statements and schedules only, a report thereon by the independent auditors of the Company and/or any Subsidiary Guarantor, and (ii) all information that would be required to be contained in filings with the Commission on Form 8-K if the Company and/or any Subsidiary Guarantor was required to file such form. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Upon qualification of this Indenture under the TIA, the Company and any Subsidiary Guarantor shall at all times comply with TIA ss. 314(a). In addition, the Company shall, for so long as any Notes remain outstanding, furnish to the Holders, and to securities analysts and prospective investors upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          Section 4.4. COMPLIANCE CERTIFICATE.

          The Company and each Subsidiary Guarantor shall deliver to the Trustee, within 105 days after the end of each fiscal year, an Officers' Certificate further stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture in all material respects, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in the Indenture in all material respects and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which, payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event.

          So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith (and in any event within five days) upon any Officer of the Company becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default.

          Section 4.5. TAXES.

          The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

          Section 4.6. STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants shall it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

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

          Section 4.7. RESTRICTED PAYMENTS.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Capital Stock in their capacity as such other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent or other Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company);
(iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value prior to any scheduled maturity, scheduled repayment or sinking fund payment date any Indebtedness that is subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

              (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

              (b) the Company would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and

              (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (8) of the next succeeding paragraph), is less than the sum of:

                  (i) 50% of the Consolidated Net Income of the Company for
            the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, LESS 100% of such deficit), PLUS

                  (ii) 100% of the aggregate Net cash proceeds received by the
            Company from the issue or sale since the date hereof of Capital Stock of the Company (to the extent not used as described in Section 3.8) or of debt securities of the Company that have been converted into such Capital Stock (other than Capital Stock (or convertible debt securities) sold to a Subsidiary of the Company or Disqualified Stock or debt securities that have been converted into Disqualified Stock), PLUS

                    (iii) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (LESS the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

The foregoing provisions shall not prohibit:

              (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

              (2) the payment of dividends on Series A Preferred Stock pursuant to the Certificate of Designation for such Series A Preferred Stock in effect on the date of the Indenture, PROVIDED that the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such payment of dividends is made would have been at least 2.25 to 1 determined on a PRO FORMA basis, as if the Restricted Payment had been made at the beginning of such four-quarter period, PROVIDED that the amount of any such dividends paid on Series A Preferred Stock shall, after the date of payment, be subtracted from the computation of Consolidated Net Income solely for purposes of clause (c)(i) of the preceding paragraph;

              (3) the redemption, repurchase, retirement or other acquisition of Series A Preferred Stock pursuant to the Certificate of Designation for such Series A Preferred Stock in effect on the date of the Indenture, PROVIDED that (a) such redemption, repurchase, retirement or other acquisition is for at least $2 million of Series A Preferred Stock, and (b) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such redemption, repurchase, retirement or other acquisition is made would have been at least 2.5 to 1, determined on a PRO FORMA basis, as if the Restricted Payment had been made at the beginning of such four-quarter period;

              (4) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Capital Stock of the Company other than Disqualified Stock; PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

              (5) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing

        Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

              (6) any Investment made by the Company or any of its Subsidiaries in an Acquisition Subsidiary with the net cash proceeds of an issuance of Designated Investment Stock within 30 days of such issuance; PROVIDED that the amount of any such net cash proceeds that are utilized for any such Investment shall be excluded from clause (c)(ii) of the preceding paragraph;

              (7) the purchase or redemption of shares of Capital Stock of the Company held by present or former officers, directors, employees or independent sales representatives of the Company or by any employee stock ownership plan or similar trust for the account of such present or former officers, directors, employees or independent sales representatives upon such person's death, disability, retirement or termination of employment or other association with the Company or under the terms of any such plan or trust or any other agreement under which such Capital Stock was issued in an aggregate amount not to exceed $500,000 per year, PROVIDED that to the extent that less than $500,000 of Capital Stock is purchased or redeemed in a given year, the difference between $500,000 and the amount purchased or redeemed during that year shall be added to the amount available to the Company for purchases and redemptions in the next subsequent year only (for which purpose the amount so added shall be deemed to be the last amount expended in such next subsequent year);

              (8) the payment to Castle Harlan, Inc. of a management fee of up to $1.5 million per year pursuant to the Management Agreement entered into between the Company and Castle Harlan, Inc., as in force on the Issue Date (the "MANAGEMENT AGREEMENT") (the payment for the first year following the Issue Date to be a single installment payable at any time during such year and payments thereafter to be payable in arrears in four equal quarterly installments per annum), PROVIDED that, in the event the full amount thereof is not paid in any year, the deficiency may cumulate and, PROVIDED that there is no subsisting Default or Event of Default of a type described in clause (a) or (b) in Section 6.1 at the time of payment, may be paid together with the then current management fee for such subsequent year; and

              (9) a Subsidiary of an Acquisition Subsidiary may purchase, redeem or otherwise acquire or retire for value any of its Capital Stock.

        The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an

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

Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Company's latest available financial statements.

          Section 4.8. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                       SUBSIDIARIES.


          The Company shall not, and shall not permit any of its Subsidiaries (other than an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of such Subsidiary to:

               (i) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (I) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries,

               (ii) make loans or advances to the Company or any of its Subsidiaries, or

               (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of

               (a) written agreements evidencing Existing Indebtedness as in effect on the date hereof,

               (b) the Bank Credit Facility as in effect from time to time, PROVIDED that such provisions are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Bank Credit Facility as in effect on the date hereof,

               (c) this Indenture and the Notes,

               (d) applicable law,

               (e) any instrument or agreement governing Acquired Debt of the Company or any of its Subsidiaries or Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrances or restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired,

               (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business,

               (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions III the nature described in clause (iii) above on the property so acquired, or

               (h) Permitted Refinancing Debt, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or

               (i) in the case of any Foreign Subsidiary, the laws, rules or regulations of any foreign nation.

          Section 4.9. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
                       STOCK.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, continently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Preferred Stock (other than to the Company or a Wholly Owned Subsidiary of the Company other than an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary); PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; PROVIDED that (x) until the Company has internal financial statements for two full fiscal quarters the Company will not, and will not permit any of its Subsidiaries to, incur any additional Indebtedness, or issue any shares of Preferred Stock, and (y) after the Company has internal financial statements for two full financial quarters, but before the Company has such internal financial statements for four full financial quarters, the Fixed Charge Coverage Ratio will be calculated by annualizing the available internal financial statements of the Company on a PRO RATA basis. Notwithstanding the foregoing, neither the Company nor any Subsidiary of the Company (other than an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary) may incur Indebtedness in respect of a Guarantee of Indebtedness of an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary.

          The foregoing provisions shall not apply to the incurrence of the following Indebtedness

               (i) the incurrence by the Company of Indebtedness under the term loan portion of the Bank Credit Facility in an aggregate principal amount at any time

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

     outstanding not to exceed $25 million LESS the aggregate amount of all repayments, optional or mandatory, of the principal thereof that have been made since the date hereof;

               (ii) the incurrence by the Company of Indebtedness under the revolving credit and/or the gold consignment portions of the Bank Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $35 million LESS the aggregate amount of all Net Proceeds of Asset Sales or other dispositions of assets that have been applied since the date of the Indenture to permanently reduce the commitments with respect to such Indebtedness pursuant to Section 4.10 hereof and (y) the "BORROWING BASE" (as determined and calculated under the terms of the Bank Credit Facility);

               (iii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

               (iv) the incurrence by the Company of Indebtedness represented by the Notes;

               (v) the incurrence by the Company or any of its Subsidiaries (other than an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary) of additional Indebtedness (including Acquired Debt) represented by Capital Lease Obligations, mortgage financings, or purchase money obligations, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

               (vi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred

               (vii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; PROVIDED, HOWEVER, that (x) neither the Company nor any of its Subsidiaries may incur any Indebtedness to any Acquisition Subsidiary of the Company; (y) if the Company is the obligor of such Indebtedness, such Indebtedness is evidenced in writing and expressly subordinate to the payment in full of all obligations with respect to the Notes; and (z)(I) any subsequent issuance, transfer or other disposition of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary which is not an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary and
     (II) any sale, transfer or other disposition of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary which is not an Acquisition Subsidiary or a Subsidiary of an Acquisition

     Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

               (viii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate, commodity or currency risk, in connection with the conduct of its business and not for speculative purposes;

               (ix) the incurrence by the Company of Indebtedness under a Guarantee of any Indebtedness permitted under the Indenture to be incurred by a Subsidiary of the Company which is not an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary;

               (x) the incurrence by any Subsidiary of the Company of Indebtedness under a Guarantee of any Indebtedness permitted under the Indenture to be incurred by the Company; PROVIDED that (a) in the case such Guarantee is of Indebtedness that is PARI PASSU in right of payment with the Notes, all obligations with respect to the Notes are Guaranteed on an equal and ratable basis with the Indebtedness so Guaranteed, and (b) in the case such Guarantee is of Indebtedness that is subordinated in right of payment to the Notes, all obligations with respect to the Notes are Guaranteed on a senior basis reflecting the subordination of the Indebtedness so Guaranteed on terms substantially similar to, or more favorable to senior creditors than, those contained in the Indenture;

               (xi) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $8.0 million;

               (xii) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of bid, performance or advance payment bonds, and appeal and surety bonds;

               (xiii) the incurrence of Indebtedness by an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary, PROVIDED that (a) any such Indebtedness is without recourse to, and is not Guaranteed by, the Company or any other Subsidiary of the Company (other than an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary) without regard to whether such recourse complies or would comply with Section 4.7 hereof, and
     (b) no Default or Event of Default is in existence and continuing after giving effect to such issuance or incurrence;

               (xiv) the issuance of Capital Stock, including Disqualified Stock, by a Subsidiary of an Acquisition Subsidiary, PROVIDED that (a) such Disqualified Stock is without recourse to, and is not Guaranteed by, the Company or any other Subsidiary of the Company (other than a Subsidiary of an Acquisition Subsidiary) without regard to whether such recourse complies or would comply with Section 4.7 hereof, and (b) no

     Default or Event of Default is in existence and continuing after giving effect to such issuance;

               (xv) the incurrence by the Company of Indebtedness for the purpose of effecting a Restricted Payment described in clause (7) of the second paragraph of Section 4.7 hereof, PROVIDED that (a) the aggregate original issue price of such Indebtedness at any time outstanding does not exceed $1 million, (b) such Indebtedness pays no current interest and matures no earlier than six months after the scheduled maturity date of the Notes, and (c) such Indebtedness is subordinated to the Notes on terms substantially similar to, or more favorable to senior creditors than, those contained in the Indenture; and

               (xvi) the incurrence by the Company or any of its Subsidiaries of interest, fees or other expenses on Indebtedness otherwise permitted under this covenant, PROVIDED that such interest, fees or other expenses are payable on a current basis no less frequently than semi-annually and are paid when due or within any applicable customary grace period thereafter, not to exceed thirty days.

For purposes of determining compliance with this covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion will classify such item of Indebtedness and will only be required to include the amount and type of each class of Indebtedness in the test specified in the first paragraph of this covenant or in one of the clauses of the second paragraph of this covenant; (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of liability in respect thereof determined in accordance with GAAP; and (iii) the amount of Indebtedness represented by a Guarantee of a primary obligation of another Person shall be deemed to be the lower of (x) an amount equal to the maximum amount of the primary obligation (including without limitation all principal, premiums (if any), interest, fees and all other amounts in respect thereof) in respect of which such Guarantee is made and (y) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the applicable Guarantee, which, in any case in which such Guarantee consists solely of the granting of a Lien on any asset of such guaranteeing Person, shall be limited to the fair market value of such asset.

          Section 4.10. ASSET SALES.

          The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board set forth in an Officers' Certificate delivered to the Trustee, PROVIDED that such Officer's Certificate shall be delivered only in the event of any Asset Sale involving $5.0 million or more of consideration) of the assets or Capital Stock issued, or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the

Company or any of its Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability, and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision, and PROVIDED, FURTHER, that (A) the Company and its Subsidiaries will not be required to comply with clauses (i) and (ii) of this paragraph in connection with any Asset Sale effected in order to comply with an FTC Order which is consummated within the lesser of (a) 365 days of the date of such FTC Order, or
(b) the time period specified in such FTC Order and (B) any Acquisition Subsidiary and any Subsidiary of an Acquisition Subsidiary will not be required to comply with clause (ii) of this paragraph in connection with any Asset Sale.

          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Subsidiary may apply such Net Proceeds, at its option, (a) to permanently reduce outstanding Senior Indebtedness (and correspondingly reduce commitments with respect thereto) or (b) to the acquisition of an interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Line of Business. Pending the final application of any such Net Proceeds, the Company or the applicable Subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS."

          Within 30 days after the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an offer to all Holders of Notes (an "ASSET SALE OFFER") to purchase an aggregate principal amount of Notes equal to such Excess Proceeds, at a Purchase Price in cash in an amount equal to 100% of the principal amount thereof, PLUS accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date. The Asset Sale Offer shall be made in compliance with all applicable laws, including, without limitation, Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale, and the applicable procedures set forth in Article III hereof and shall include all instructions and materials necessary to enable Holders to tender their Notes.

          To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or the applicable Subsidiary may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount, the Trustee shall select the particular Notes or portions thereof to be purchased in accordance with Article III hereof. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

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          Section 4.11. TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, loan, advance or guarantee with any Affiliate or with any Person (other than an Affiliate) for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless:

               (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and

               (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from financial point of view issued by an accounting, appraisal or investment banking firm of national standing experienced in the appraisal or similar review of similar types of transactions;

PROVIDED that (w) any employment or consulting agreement entered into or any employee benefit plan adopted by the Company or any of its Subsidiaries in the ordinary course of business, (x) transactions between or among the Company and/or its Wholly Owned Subsidiaries (other than Acquisition Subsidiaries and Subsidiaries of Acquisition Subsidiaries) and transactions between or among an Acquisition Subsidiary and/or its Subsidiaries, (y) Restricted Payments (including the management fee payable to Castle Harlan, Inc. pursuant to the Management Agreement) that are permitted by Section 4.7 hereof, and (z) reasonable and customary payments and other benefits (including indemnification) provided to directors for service on the Board of the Company or any of its Subsidiaries, including the reimbursement or advancement of out-of-pocket expenses and directors' and officers' liability insurance, in each cash, shall not be deemed Affiliate Transactions. For the purposes of determining if a transaction is an Affiliate Transaction, Castle Harlan Partners II, L.P., Castle Harlan, Inc. and their respective Affiliates shall be deemed to be an Affiliate of the Company and each of its Subsidiaries.

          Section 4.12. LIENS.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

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          Section 4.13. CONTINUED EXISTENCE.

          Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company and (ii) the material rights (charter and statutory), licenses and franchises of the Company, except to the extent that the Board determines in good faith that the preservation of such right, license or franchise is no longer necessary or desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

          Section 4.14. INSURANCE MATTERS.

          The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          Section 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (a "CHANGE OF CONTROL OFFER") at a Purchase Price in cash equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date. The Change of Control Offer shall be made in compliance with all applicable laws, including, without limitation, Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control, and the applicable procedures set forth in Article III hereof and shall include all instructions and materials necessary to enable Holders to tender their Notes.

          Section 4.16. LIMITATIONS ON ISSUANCES AND SALES OF CAPITAL STOCK OF
                        SUBSIDIARIES.

          The Company (i) shall not, and shall not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company which is not an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary),

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unless (a) such transfer, conveyance, sale, lease or other disposition (unless made by an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary) is of all the Capital Stock of such Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (ii) shall not permit any Subsidiary of the Company (other than a Subsidiary of an Acquisition Subsidiary) to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares or, in the case of a Foreign Subsidiary, shares issued to foreign nationals pursuant to applicable law, PROVIDED that such Foreign Subsidiary remains a Wholly Owned Subsidiary) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company which is not an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary

          Section 4.17. LIMITATION ON FUTURE SUBORDINATED INDEBTEDNESS.

          The Company shall not incur any Indebtedness, other than the Notes, that is subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness, by its terms is PARI PASSU with the Notes or subordinated to the Notes pursuant to subordination provisions substantially similar to, or more favorable to senior creditors than, those contained herein.

          Section 4.18. SUBSIDIARY GUARANTEES.

               (a) The Company shall cause each of its Subsidiaries (other than an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary), not later than fifteen (15) days after such Subsidiary of the Company becomes a Significant Subsidiary (whether as a result of creation acquisition, additional investment, internal growth or otherwise), to cause a Subsidiary Guarantee to be executed by two officers of such Subsidiary and deliver such Subsidiary Guarantee and an Opinion of Counsel acceptable to the Trustee (as set forth in paragraph (b) below) to the Trustee; PROVIDED, HOWEVER, that the Company shall cause any of its Subsidiaries which becomes a Significant Subsidiary as a result of creation, acquisition or additional investment to execute such Subsidiary Guarantee concurrently with such creation, acquisition or additional investment, and PROVIDED, FURTHER, that any Foreign Subsidiary shall only be required to execute a Subsidiary Guarantee to the extent permitted under the laws of its jurisdiction of organization.

               (b) The Opinion of Counsel required by clause (a) above shall state that the Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary, that the obligations of such Subsidiary under such Subsidiary Guarantee are enforceable against such Subsidiary in accordance with the terms of such Subsidiary Guarantee and that delivery by such Subsidiary of the Subsidiary Guarantee will not (i) result in any violation of the provisions of the charter or bylaws of such Subsidiary,
     (ii) to the best knowledge of such counsel, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement, or other agreement or instrument known to such counsel to which such Subsidiary is a party, or (iii) to the best knowledge of such

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     counsel, result in any violation of the provisions of any federal or state statute, or any order, rule or regulation of any federal or state court or governmental agency or body having jurisdiction over such Subsidiary or any of its properties or assets.

               (c) Except as set forth in Articles IV and V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor. No Subsidiary Guarantor may consolidate with or merge into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity (other than the Company or another Subsidiary Guarantor) whether or not affiliated with such Subsidiary Guarantor unless, subject to clause
     (d) below,

                    (i) the Person formed by or surviving any such consolidation or merger (if other that such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, in form and substance reasonably satisfactory to the Trustee, under the Subsidiary Guarantee of such Subsidiary Guarantor;

                    (ii) immediately after effect to such transaction, no Default or Event of Default exists; and

                    (iii) the Company would be permitted, by virtue of the Company's PRO FORMA Fixed Charge Coverage Ratio immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.9 hereof.

               (d) In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the Capital Stock of any Subsidiary Guarantor, then such Subsidiary Guarantor shall be automatically released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provision of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

               (e) By its acceptance of Notes, each Holder, hereby confirms that it is the intention of the Holders that a Subsidiary Guarantee of any Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To

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     effectuate the foregoing intention, the Trustee the Holders hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

               (f) All Subsidiary Guarantees shall be of no further force and effect upon the occurrence of a Legal Defeasance or a Covenant Defeasance, subject to reinstatement pursuant to Section 8.7 hereof under the circumstances described therein.

          Section 4.19. BUSINESS ACTIVITIES.

          The Company shall not, nor shall it permit any of its Subsidiaries to, engage in any business other than a Permitted Line of Business.

          Section 4.20. PAYMENTS FOR CONSENT.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          Section 4.21. RESTRICTIONS UNDER SENIOR INDEBTEDNESS.

          Prior to giving notice to Holders of Notes relating to a Change of Control Offer or an Asset Sale Offer, but in any event within 90 days following a Change of Control or the accumulation of Excess Proceeds in excess of $5.0 million, the Company shall (i) repay, or otherwise make arrangements satisfactory to the holders of all Senior Indebtedness (or their respective Senior Representatives) for the repayment of, all Senior Indebtedness in full in cash or Cash Equivalents or offer to repay all such Senior Indebtedness in full in cash or Cash Equivalents and have repaid, or otherwise made arrangements satisfactory to the holders of all Senior Indebtedness (or their respective Senior Representatives) for the repayment of, all Senior Indebtedness in full in cash or Cash Equivalents of any lender who accepts such offer; and/or (ii) obtain the requisite consents under the Bank Credit Facility or under agreements relating to other Senior Indebtedness to purchase Notes as required by this Indenture. The Company shall not effect the purchase of Notes until all Senior Indebtedness has been repaid in full in cash or Cash Equivalents and/or such requisite consents have been obtained.

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                                   ARTICLE V.

                                   SUCCESSORS

          Section 5.1. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          The Company shall not consolidate or merge with or into any other Person (other than a Wholly Owned Subsidiary which is not an Acquisition Subsidiary or a Subsidiary of an Acquisition Subsidiary), or permit any other Person to consolidate or merge with or into the Company, nor will the Company sell, lease, convey or otherwise dispose of all or substantially all of its assets unless:

               (i) the Company shall be the continuing corporation or the entity formed by or surviving any such consolidation or merger, or to which such sale, lease, conveyance or other disposition shall have been made (the "SURVIVING ENTITY"), is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia;

               (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company under the Notes and this Indenture;

               (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iv) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

               (v) immediately after giving effect to such transaction, the Company or the Surviving Entity, as the case may be, could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section
     4.9 hereof.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

          Section 5.2. SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal, Purchase Price or Redemption Price of

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or interest or Liquidated Damages, if any, on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                                   ARTICLE VI.

                              DEFAULTS AND REMEDIES

          Section 6.1. EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" occurs if:

               (a) the Company defaults in the payment when due of interest or Liquidated Damages, if any, on the Notes and such default continues for a period of 30 days (whether or not prohibited by Article X hereof);

               (b) the Company defaults in the payment when due of principal, Redemption Price or Purchase Price of the Notes, whether at maturity, upon redemption or repurchase or otherwise (whether or not prohibited by Article X hereof);

               (c) the Company fails to comply with any of the provisions of
     Section 3.9, 3.10, 4.15 or 5.1 hereof or fails to make an Asset Sale Offer when and as required by the provisions of Section 4.10 hereof, as applicable;

               (d) the Company fails to comply with any of the provisions of
     Section 4.7 or 4.9 hereof and such failure to comply continues for a period of 30 days after notice thereof from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

               (e) the Company fails to comply with any other covenant, representation, warranty or other agreement in this Indenture or the Notes and such failure to comply continues for a period of 60 days after notice thereof from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

               (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries or the payment of which is Guaranteed by the Company or any of such Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay any amount due with respect to such Indebtedness at the stated maturity thereof (a "PAYMENT DEFAULT") or (b) results in the acceleration of any such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other

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     such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

               (g) a final judgment or final judgements for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments are not paid, stayed or discharged for a period of 60 days, PROVIDED that the aggregate of all such judgments exceeds $5.0 million;

               (h) the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary:

                    (i) commences a voluntary case under any Bankruptcy Law,

                    (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a custodian or receiver of it or for all or substantially, all of its property,

                    (iv) makes a general assignment for the benefit of its creditors, or

                    (v) generally is not paying its debts as they become due; or

               (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief in an involuntary case against the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

                    (ii) appoints a custodian or receiver of the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of any of the foregoing;

                    (iii) orders the liquidation of the Company, any of its Significant Subsidiaries or any group of Subsidiaries of the Company that taken together, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

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          Section 6.2. ACCELERATION.

          If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.1 hereof with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company (and the Trustee, if such notice is given by such Holders) may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes (i) shall become immediately due and payable; or (ii) if there is any Designated Senior Indebtedness outstanding, shall become due and payable upon the first to occur of (a) an acceleration under such Designated Senior Indebtedness or (b) five days after receipt by the Company and the Senior Representative for such Designated Senior Indebtedness of such acceleration notice, unless all Events of Default specified in such acceleration notice (other than any Event of Default in respect of non-payment of principal, premium, or interest, if any, which has become due solely by reason of such declaration of acceleration) shall have been cured.

          Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.1 hereof occurs with respect to the Company or any Significant Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (b) all overdue interest on all Notes, and (c) to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages, if any, at the rate borne by the Notes; and (ii) all Events of Default, other than the non-payment of principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived.

          Section 6.3. OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy

                                       65
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accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          Section 6.4. WAIVER OF PAST DEFAULTS.

          Holders of all of the aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder with regard to a continuing Default or Event of Default in the payment of the principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages, if any, on the Notes. Holders of not less than 75% in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder for all Defaults or Events of Default arising from provisions of this Indenture which may only be amended by Holders of not less than 75% in aggregate principal amount of the then outstanding Notes. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder for all Defaults or Events of Default arising from provisions of this Indenture which may only be amended by Holders of not less than a majority in aggregate principal amount of the then outstanding Notes. After a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of the applicable percentage of aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may annul such declaration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (b) all overdue interest on all Notes, and (c) to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages, if any, at the rate borne by the Notes; and (ii) all Events of Default, other than the non-payment of principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 6.5. CONTROL BY MAJORITY.

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Section 7.1 (c)(iii) and (e) hereof. Notwithstanding any provision in this Indenture to the contrary, the Trustee shall not be obligated to take any action with respect to the provisions of

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Section 6.9 hereof unless directed to do so pursuant to this Section 6.5 by the
Holders of at least 10% in principal amount of the then outstanding Notes.

          Section 6.6. LIMITATION ON SUITS.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

               (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

               (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (c) such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

          Section 6.7. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Note, on or after the respective due dates thereon (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

          Section 6.8. COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.l(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Liquidated Damages, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

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          Section 6.9. EVENT OF DEFAULT TO AVOID PREMIUM.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company, with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to the first date on which the Notes are subject to redemption at the option of the Company as provided in Section 3.7 hereof by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on the optional redemption of the Notes prior to such first date, then the premium specified herein for an optional redemption of the Notes on such first date shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

          Section 6.10. TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other processionals as the Trustee deems necessary, advisable or appropriate) and counsel and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.11. PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

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               FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and Liquidated Damages, if any, and interest, respectively; and

               THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.11.

          Section 6.12. UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII.

                                     TRUSTEE

          Section 7.1. DUTIES OF TRUSTEE.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of an Event of Default:

                    (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

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                    (ii) in the absence of bad faith on its part, the Trustee
          may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) this paragraph does not limit the effect of paragraph
          (b) of this Section;

                    (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this
     Section 7.1.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5 thereof, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 7.2. RIGHTS OF TRUSTEE.

               (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

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               (b) Before the Trustee acts or refrain from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by two Officers of the Company.

               (f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 hereof (other than under Section 6.1(a) (subject to the following sentence) or Section 6.1(b) hereof) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 11.2 hereof from the Company or any Holder of the Notes. The Trustee shall not be charged with knowledge of the Company's obligation to pay Liquidated Damages, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

          Section 7.3. INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Company) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

          Section 7.4. TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's

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direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

          Section 7.5. NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

          Section 7.6. REPORTS BY TRUSTEE TO HOLDER OF THE NOTES.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA $ 313(a) (but if no event described in TIA $ 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA $ 313(b). The Trustee shall also transmit by mail all reports as required by TIA $ 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA $ 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

          Section 7.7. COMPENSATION, REIMBURSEMENT AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6 hereof), including the costs and expenses of enforcing this Indenture or any Subsidiary Guarantee against the Company or a Subsidiary Guarantor (including this Section 7.7) and defending itself against or investigating

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any claim (whether asserted by the Company, any Subsidiary Guarantor, any Holder
or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, Redemption Price or Purchase Price of or Liquidated Damages, if any, or interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          Section 7.8. REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (a) the Trustee fails to comply with Section 7.10 hereof;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or

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               (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of its succession to Holder of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

          Section 7.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

          Section 7.11. ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

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          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section. 310(a)(1), (2) and (5). The Trustee is subject to TIA Section. 310(b).

          Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Ss. 311(a), excluding any creditor relationship listed in TIA Section. 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section. 311(a) to the extent indicated therein.

                                  ARTICLE VIII.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Section 8.1. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Board evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section
8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

          Section 8.2. LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to the "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

               (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal or Redemption Price of, and interest and Liquidated Damages, if any, on such Notes when such payments are due,

               (b) the Company's obligations with respect to such Notes under
     Article II and Section 4.2 hereof,

               (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and

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               (d) this Article VIII.

          Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3 hereof.

          Section 8.3. COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 3.9, 3.10, 4.5, 4.7 through 4.12 and 4.14 through 4.21 hereof, both inclusive, and Section 5.1(iv) and (v) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(g) hereof shall not constitute Events of Default.

          Section 8.4. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following are the conditions precedent to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

               (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, U.S. Government Securities, or a combination thereto in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal or Redemption Price of, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

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               (b) in the case of an election under Section 8.2 hereof, the
     Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.1(g) or (h) hereof is concerned, at any time in the period ending on the ninety-first day after the date of deposit (which condition shall not be deemed satisfied until such ninety-first day);

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (f) the Company shall deliver to the Trustee an Opinion of Counsel to the effect that after the ninety-first day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (g) the Company shall deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

               (h) the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the all conditions precedent to the Legal Defeasance or Covenant Defeasance have been complied with.

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          Section 8.5. DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD
                       IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.6 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the "TRUSTEE") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and Liquidated Damages, if any, interest on, the Notes, that such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article VIIIa to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in
Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 8.6. REPAYMENT TO THE COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, Redemption Price or Purchase Price of, or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, may cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

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          Section 8.7. REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX.

                        AMENDMENT, SUPPLEMENT AND WAIVER

          Section 9.1 WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

               (a) to cure any ambiguity, defect or inconsistency;

               (b) to provide for uncertificated notes in addition to or in place of certificated Notes;

               (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article V hereof;

               (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

               (e) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company, accompanied by a resolution of the Board (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee

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shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          Section 9.2 WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.9, 3 10, 4.10, and 4.15 and Article X hereof, and including the defined terms used therein) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and
6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, tender offer or exchange offer for, the Notes), no waiver or amendment to this Indenture may make any change in the provisions of Article X or Sections 3.9, 3.10, 10 or 4.15, including the defined terms used therein, that adversely affects the rights of any Holder of Notes.

          Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

               (a) reduce the principal amount if Notes whose Holders must consent to an amendment, supplement or waiver;

               (b) reduce the principal, Redemption Price or Purchase Price of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.9, 3.10, 4.10 and 4.15 hereof);

               (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on or with respect to any Note;

               (d) waive a Default or Event of Default in the payment of principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

               (e) make any Note payable in money other than that stated in the Notes;

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               (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages, if any, on the Notes (except as provided above with respect to Sections 3.9, 3.10, 4.10 and 4.15 hereof);

               (g) waive a redemption or repurchase payment with respect to any Note (except as provided above with respect to Sections 3.9, 3.10, 4.10 and 4.15 hereof); or

               (h) make any change in the foregoing amendment and waiver provisions.

          Upon the written request of the Company accompanied by a resolution of the Board (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, HOWEVER, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

          Section 9.3 COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

          Section 9.4 REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written

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notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and therefore binds every Holder.

          Section 9.5 NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 9.6 TRUSTEE TO SIGN AMENDMENT, ETC.

          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board approves such amendment or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 11.4 and 11.5 hereof, and, subject to Section 7.1, shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officer's Certificate or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.

                                   ARTICLE X.

                                  SUBORDINATION

          Section 10.1. NOTES SUBORDINATED TO SENIOR INDEBTEDNESS.

          Notwithstanding the provisions of this Agreement, but subject to this
Article X, the Company covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenants and agrees, that all payments on the Notes (including, without limitation, payments of the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, the Notes by the Company (including, without limitation, by any purchase of Notes pursuant to Section 4.10 or 4.15 hereof) shall be subordinated and subject in right of payment in accordance with the provisions of this
Article X to the prior payment in full in cash or Cash Equivalents of all amounts payable under Senior Indebtedness of the Company.

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          Section 10.2. PRIORITY AND PAYMENT OVER OF PROCEEDS IN CERTAIN EVENTS.

               (a) SUBORDINATION ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY. In the event of any insolvency or bankruptcy case proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the sale, assignment, transfer, lease or other disposition of all or substantially all of its assets in one or more related transactions, upon the terms and conditions described under Article V hereof to the extent permitted under the terms of outstanding Senior Indebtedness), all Senior Indebtedness due and owing (including, in the case of Designated Senior Indebtedness, interest and consignment fees accruing after the commencement of any such proceeding at the rate specified in the instrument evidencing the applicable Designated Senior Indebtedness, whether or not a claim therefor is allowed in such proceeding, to the date of payment of such Designated Senior Indebtedness) must be paid in full in cash or Cash Equivalents before any payment or distribution of any assets of the Company of any kind or character is made on account of the Notes (including, without limitation, the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, the Notes). Before any payment may be made by the Company on account of the Notes (including, without limitation, the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, the Notes), and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this Article X, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Indebtedness of the Company or any Senior Representatives thereof to the extent necessary to pay all such Senior Indebtedness in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

               (b) SUBORDINATION ON DEFAULT IN SENIOR INDEBTEDNESS. During the continuance of any default in the payment of any principal of, gold consignment repurchase obligation or reimbursement obligation under, or premium, if any, or interest or consignment fee on, any Senior Indebtedness (a "SENIOR PAYMENT DEFAULT"), no payment or distribution of any assets of the Company of any kind or character may be made on account of the Notes (including, without limitation, on account of the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on the Notes unless and until such Senior Payment Default has been cured, waived or has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in

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     cash or Cash Equivalents or the right under this Indenture to prevent any such payment has been waived by or on behalf of the holders of such Senior Indebtedness.

               During the continuance of any event (other than a Senior Payment Default), the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness (a "SENIOR COVENANT DEFAULT"), and the receipt by the Trustee from the Senior Representative for such Designated Senior Indebtedness of a written notice of such Senior Covenant Default, no payment or distribution of any assets of the Company of any kind or character may be made by the Company on account of Notes for the period specified below (a "PAYMENT BLOCKAGE PERIOD").

               A Payment Blockage Period shall commence upon the receipt by the Trustee of notice from a Senior Representative for Designated Senior Indebtedness of a Senior Covenant Default and shall end (subject to any blockage of payment that may be in effect in respect of a Senior Payment Default or insolvency) on the earliest of (i) 179 days after the receipt of such notice, PROVIDED such Designated Senior Indebtedness shall not theretofore have been accelerated and no Senior Payment Default shall be in effect; (ii) the date on which such Senior Covenant Default is cured, waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents; or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company and the Trustee from the Senior Representative initiating such Payment Blockage Period or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period. Any number of notices of a Senior Covenant Default may be given during a Payment Blockage Period; PROVIDED, that no such notice shall extend such Payment Blockage Period, only one Payment Blockage Period may be commenced within any 360-day period and there shall be at least 181 consecutive days in each period of 360 consecutive clays when no Payment Blockage Period is in effect. No Senior Covenant Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period and that was known to the holders of or the Senior Representative for such Designated Senior Indebtedness will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such Senior Covenant Default has been cured or waived for a period of not less than 90 consecutive days. The Company shall deliver a notice to the Trustee promptly after the date on which any Senior Covenant Default is cured or waived or ceases to exist or on which the Designated Senior Indebtedness related thereto is discharged or paid in full in cash or Cash Equivalents.

               (c) RIGHTS AND OBLIGATIONS OF HOLDERS OF NOTES AND TRUSTEE. In the event that, notwithstanding the foregoing provisions prohibiting such payment or

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     distribution, the Trustee or any Holder shall have received any payment on account of the Notes (including, without limitation, the principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, the Notes) (other than as permitted by subsections (a) and (b) of this Section 10.2) at a time when such payment is prohibited by this
     Section 10.2 and before the Senior Indebtedness is paid in full in cash or Cash Equivalents, then and in such event (subject to the provisions of Section 10.8) such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered to the Senior Representative of Designated Senior Indebtedness in the case of Designated Senior Indebtedness and to the holders of the Senior Indebtedness in the case of Senior Indebtedness which is not Designated Senior Indebtedness, in each case remaining unpaid at their written direction to the extent necessary to pay such Senior Indebtedness in full in cash or Cash Equivalents in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

               Nothing contained in this Article X will limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.2 or to pursue any rights or remedies hereunder against the Company; PROVIDED that, to the extent provided in this Article X, all Senior Indebtedness; of the Company then or thereafter due or declared to be due shall first be paid in full in cash before the Holders or the Trustee are entitled to receive any payment from the Company on account of the Notes (including, without limitation, the principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, the Notes).

               Upon any payment or distribution of assets or Notes referred to in this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

          Section 10.3. PAYMENTS MAY BE MADE PRIOR TO DISSOLUTION.

               Nothing contained in this Article X or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 10.2, from making payments at any time for the purpose of making such payments of principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, the Notes, or from depositing with the Trustee any monies for such payments or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, the Notes, to the Holders entitled thereto unless at least three Business Days prior to the date upon which such payment

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would otherwise (except for the prohibitions contained in Section 10.2) become due and payable, the Trustee shall have received the written notice provided for in Section 10.2(b) (or there shall have been an acceleration of the Notes prior to such application) or in Section 10.8).

          Section 10.4. RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS NOT TO BE IMPAIRED.

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

          The provisions of this Article X are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

          Section 10.5. AUTHORIZATION TO TRUSTEE TO TAKE ACTION TO EFFECTUATE SUBORDINATION.

          Each Holder of Notes by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination as provided in this Article X and appoints the Trustee his attorney-in-fact for any and all such purposes. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution or notice may be made to the representatives and agents of such holders of Senior Indebtedness as such agents or representatives are identified by such holders in writing to the Trustee.

          Each Holder of Notes by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders and the holders of Indebtedness that is subordinate to the Notes, the subordination provisions of all Indebtedness subordinate to the Notes, and appoints the Trustee his attorney-in-fact for any and all such purposes. Whenever a distribution is to be made or a notice given to holders of Indebtedness that is subordinate to the Notes, the distribution or notice may be made to the representatives and agents of such holders of indebtedness that is subordinate to the Notes as such agents and representatives are identified by such holders in writing to the Trustee.

          Section 10.6. SUBROGATION.

          Subject to the payment in full of all amounts payable under or in respect of Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions or assets of the Company made on such Senior Indebtedness until the Notes shall be paid in full in cash; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article X, and no payment pursuant to the provisions of this
Article X to holders of such Senior Indebtedness by the Holders, shall, as between the Company, its creditors other than

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holders of such Senior Indebtedness and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Article X are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holders, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of all amounts payable under the Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

          Section 10.7. OBLIGATIONS OF COMPANY UNCONDITIONAL.

          Nothing contained in this Article X or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional to pay to the Holders the principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors, of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article X of the holders of such Senior Indebtedness in respect of cash, property or Notes of the Company received upon the exercise of any such remedy.

          The failure to make a payment on account of principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, the Notes by reason of any provision of this Article X shall not be construed as preventing the occurrence of an Event of Default under Section 6.1.

          Section 10.8. THE TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

          The Trustee or Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless at least three Business Days prior to the date on which by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, any Note), the Trustee or

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Paying Agent shall have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date, except for an acceleration of the Notes prior to such application. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing contained in this Section 10.8 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 10.2. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself or itself to be a holder of such Senior Indebtedness (or a trustee on behalf of, or other agent of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or agent on behalf of any such holder. Nothing in this Article X shall apply to amounts due the Trustee pursuant to Section 7.7 herein.

          Section 10.9. RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

          The Trustee and any agent for the holders or Senior Indebtedness shall be entitled to all of the rights set forth in this Article X in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or any agent for the holders of Senior Indebtedness of any of its rights as such holder.

          Section 10.10. NO IMPLIED COVENANTS BY OR OBLIGATIONS OF THE TRUSTEE.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article X against the Trustee. The Trustee shall not be deemed to have any fiduciary duty to the holders of the Senior Indebtedness.


                                   ARTICLE XI.

                                  MISCELLANEOUS

          Section 11.1. TRUST INDENTURE ACT CONTROLS.

          If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

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          Section 11.2. NOTICES.

          Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company:

                        Scholastic Brands, Inc.
                        7211 Circle S Road
                        Austin, Texas 78745-6603
                        Attention:  Jeffrey H. Brennan
                        Fax:  (512) 443-5213

          With a copy to:

                        Schulte Roth & Zabel LLP
                        900 Third Avenue
                        New York, New York 10022
                        Attention:  Janet C. Walden
                        Fax:  (212) 593-5955

          If to the Trustee:

                        Marine Midland Bank
                        Attention: Corporate Trust Administration
                        140 Broadway, 12th Floor
                        New York, New York  10005-1180
                        Fax:  (212) 658-6425

          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the

TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the address receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          Section 11.3. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

          Holders may communicate pursuant to TIA Section. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section. 312(c).

          Section 11.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company and/or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company and/or any Subsidiary Guarantor shall furnish to the Trustee:

               (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Section 11.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section. 314(a)(4)) shall comply with the provisions of TIA Section. 314(e) and shall include:

               (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

          Section 11.6. RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 11.7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          Section 11.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

          THIS INDENTURE, THE SUBSIDIARY GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW RULES. THE COMPANY AND EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SUBSIDIARY GUARANTEES AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE

LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY SUBSIDIARY GUARANTOR IN ANY OTHER JURISDICTION.

          Section 11.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 11.10. SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 11.11. SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 11.12. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 11.14. QUALIFICATION OF INDENTURE.

          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

                                               SIGNATURES

                                                       SCHOLASTIC BRANDS, INC.

                                                    By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                    By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                    MARINE MIDLAND BANK,
                                                    As TRUSTEE

                                                    By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                              EXHIBIT A


                                  FORM OF NOTE

                                 (Face of Note)

                             SCHOLASTIC BRANDS, INC.

                      11% SENIOR SUBORDINATED NOTE DUE 2007

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO ANYONE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

[THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE

----------
(1) To be included only if the Note is issued in global form.

TRANSFER THE NOTE EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY AND MARINE MIDLAND BANK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE) OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND MARINE MIDLAND BANK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.](2)

----------
(2) To be included on the Senior Subordinated Notes and omitted from the New Senior Subordinated Notes

                             SCHOLASTIC BRANDS, INC.

                      11% SENIOR SUBORDINATED NOTE DUE 2007

                                               CUSIP No.
                                                       _________________________
No.                                            $
   _______________________                             _________________________

Interest Payment Dates:  January 15 and July 15
Record Dates:  January 1 and July 1

                  SCHOLASTIC BRANDS, INC., a Delaware corporation (the "COMPANY," which term includes any successor corporation under the indenture hereinafter referred to ), for value received promises to pay to ____________________________________________________ or registered assigns, the principal sum of _____________________ Dollars on January 15, 2007.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                                           Dated:

                                                 SCHOLASTIC BRANDS, INC.

                                                 By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                                                 By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee

By:
   -----------------------------------------
   Name:
   Title:

                                 (Back of Note)

                     11% Senior Subordinated Notes due 2007

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. The Company promises to pay interest on the principal amount of this Note at the rate of 11% per annum from the date of original issuance until maturity and shall pay the Liquidated Damages payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be July 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Liquidated Damages, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their add set forth in the register of Holders, PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, Marine Midland Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an Indenture dated as of December 16, 1996 (the "INDENTURE") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the IndentUre and such Act for a statement of such terms. The Notes are general obligations of the Company limited to $90 million in aggregate principal amount.

          5. OPTIONAL REDEMPTION. The Company may redeem any or all of the Notes at any time on or after January 15, 2002, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning January 15 of the years indicated below:

          YEAR                                               REDEMPTION PRICE

          2002..................................................105.500%

          2003..................................................103.667%

          2004..................................................101.833%

          2005 and thereafter...................................100.000%

in each case together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

          If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, PRO RATA or by any other method the Trustee shall deem fair and reasonable.

          6. SPECIAL REDEMPTION. In the event the Company completes one or more Public Equity Offerings on or before January 15, 2000, the Company, in its discretion, may use the net cash proceeds from any such Public Equity Offering to redeem up to 33-1/3% of the original principal amount of the Notes (a "SPECIAL REDEMPTION") at a Redemption Price of 111% of the principal amount, together with accrued and unpaid interest and Liquidated Damages (if any), to the date of redemption, PROVIDED, HOWEVER, that at least 66-2/3% of the original principal amount of the Notes will remain outstanding immediately after each such redemption; and PROVIDED, FURTHER, that each such redemption shall occur within 90 days after the date of the closing of the applicable Public Equity Offering.

          If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, PRO RATA or by any other method the Trustee shall deem fair and reasonable.

          7. MANDATORY REDEMPTION. Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

          8. NOTICE OF REDEMPTION. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. REPURCHASE AT OPTION OF HOLDER.

             (a) If there is a Change of Control, the Company shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof PLUS accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

             (b) If the Company or a Subsidiary consummates any Asset Sale, within 30 days after each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes (as "ASSET SALE OFFER") pursuant to Section 3.10 of the Indenture to repurchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at a Purchase Price equal to 100% of the principal amount thereof PLUS accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such balance for general corporate purposes. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes or portions thereof to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, are purchased). Holders of Notes will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" below.

          10. SUBORDINATION. The Notes are subordinated to the prior payment in full cash or Cash Equivalents of all Senior Indebtedness which includes, among other things, the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, any Indebtedness of the Company (including without limitation, the purchase of any Notes pursuant to Section
4.10 or 4.15 of the Indenture), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing, or the agreement governing, such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

          11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          14. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes; (ii) default in payment when due of principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise; (iii) failure by the Company to comply with Section 3.9, 3.10, 4.15 or 5.1 of the Indenture, or fails to make an Asset Sale Offer when and as required by Section 4.10 of the Indenture; (iv) failure by the Company to comply with Sections 4.7 or 4.9 of the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (v) failure by the Company for 60 days after notice to the Company to comply with certain other agreements in the Indenture or the Notes by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (vi) default under certain other agreements relating to Indebtedness of the Company which default
(a) is caused by a failure to pay any amount due at the stated maturity thereof (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $5.0 million; and (viii) certain events of bankruptcy or insolvency with respect to the Company any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes (i) shall become immediately due and payable; or (ii) if there is any Designated Senior Indebtedness outstanding, shall become due and payable upon the first to occur of (a) an acceleration under such Designated Senior Indebtedness or (b) five days after receipt by the Company and the Senior Representative for such Designated Senior Indebtedness of such acceleration notice, subject to certain exceptions. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal, Redemption Price or Purchase Price of, or interest, or Liquidated Damages, if any, on, the Notes (which may be waived only by Holders of all of the Notes then outstanding) or a default in respect of certain other covenants or provisions of the Indenture (which may be waived only by Holders) of not less than 75% of the Notes then outstanding). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          15. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

          16. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (- Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19. DISCHARGE PRIOR TO MATURITY. If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Liquidated Damages, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

          20. GOVERNING LAW. The Indenture and Subsidiary Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligation Law, but otherwise without regard to conflict of law rules. Each of the Company and each Subsidiary Guarantor hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Company and each Subsidiary Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Subsidiary Guarantor in any other jurisdiction.

          21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                         Scholastic Brands, Inc.
                         7211 Circle S Road
                         Austin, Texas  78745-6603
                         Attention:  Secretary

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

  Date:
       --------------


                                           Your Signature:
                                                           ---------------------
                                           (Sign exactly as your name appears on
                                            the face of this Note)

  Signature Guarantee:
                      ----------------------------------------------------------
               (Participant in recognized signature guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("ASSET SALE OFFER") or
Section 4.15 ("CHANGE OF CONTROL OFFER") of the Indenture, check the applicable boxes

      / / Asset Sale Offer:               / / Change of Control Offer:

          in whole       / /                  in whole   / /

          in part       / /                   in part   / /

          Amount to be                        Amount to be
          purchased: $                        purchased: $
                      ---------                           ----------------------

      Dated:                              Signature:
            -----------------------                  ---------------------------
                                                       (Sign exactly as your
                                                        name appears on the
                                                        other side of this
                                                        Note)

    Signature
    Guarantee:
              ------------------------------------------------------------------
              (Participant in recognized signature guarantee medallion program)

    Social Security Number or
    Taxpayer Identification Number:
                                   --------------------------------------------

                                                                  EXHIBIT B(1)

                               FORM OF CERTIFICATE

                                                    -------------------,-------

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York 10005-1187

Attention:  Corporate Trust Administration

              Re: Scholastic Brands, Inc. (the "COMPANY") 11% Senior SUBORDINATED NOTES DUE 2007 (THE "NOTES")

Dear Sirs:

                  This letter relates to U.S. $ _____________ principal amount at maturity of Notes represented by a certificate (the "LEGENDED CERTIFICATE") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 2.1 of the Indenture (the "INDENTURE") dated as of December 16, 1996 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S).

                                                       Very truly yours,

                                                       [Name of Holder]

                                                        By:
                                                            -------------------
                                                           Authorized Signature

                                     B(1)-1

                                                                   EXHIBIT B(2)

                           CERTIFICATE TO BE DELIVERED
               UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

                                                      -----------------, ------

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York 10005-1187

Attention:  Corporate Trust Administration

              Re: Scholastic Brands, Inc. (the "COMPANY") 11% Senior SUBORDINATED NOTES DUE 2007 (THE "NOTES")
Dear Sirs:

               This Certificate relates to $ _____________ principal amount of Notes held in*____ book-entry or* _____ certificated form by _____________________(the "TRANSFEROR").

              The Transferor:*

               / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in certificated, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

               / / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

               In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

               / / Such Note is being acquired for the Transferor's own account, without transfer.

               / / Such Note is being transferred to a "QUALIFIED INSTITUTIONAL BUYER" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT")) in reliance on Rule 144A.

------------------------
* Check applicable box

                                      B(2)-1

               / / Such Note is being transferred to an "ACCREDITED INVESTOR" (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act.

               / / Such Note is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act.

               / / Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

               / / Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                                                    Very truly yours,

                                                    ---------------------------
                                                    [INSERT NAME OF TRANSFEROR]

                                                    By:
                                                        -----------------------
                                                        Name:
                                                        Title

                  Date:
                       ----------------

                                     B(2)-2

                                                                      EXHIBIT C

                              SUBSIDIARY GUARANTEE

          This Subsidiary Guarantee, dated as of __________, _______, made by __________, a _______________ (the "GUARANTOR"), is made pursuant to the provisions of the Indenture dated as of December 16, 1996, between Scholastic Brands, Inc. and Marine Midland Bank, as trustee, (the "INDENTURE") in favor of the Holders of Notes and the Trustee. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

          Section 1. SUBSIDIARY GUARANTEE. The Guarantor, jointly and severally with any other Subsidiary Guarantor now existing or which may execute a Subsidiary Guarantee in the future, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, that: (a) the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and (to the extent permitted by law) interest on the overdue principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages, if any, on the Notes, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately, whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.2 of the Indenture. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Trustee or any Holder of the Notes with respect to any provisions thereof, the recovery of any judgment against the Company or any Subsidiary Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or any Subsidiary Guarantor, any right to require a proceeding first against the Company or any Subsidiary Guarantor, protest, notice and all demands whatsoever and covenants that, except as set forth herein, this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

          If any Holder of Notes or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.2 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Subsidiary Guarantee. The Guarantor shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under this Subsidiary Guarantee.

          Section 2. SUBORDINATION OF GUARANTEE. This Subsidiary Guarantee shall be unsecured and subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Guarantor (including the Guarantor's guarantee of the Bank Credit Facility), and the amounts for which the Guarantor will be liable under the guarantees issued from time to time with respect to other Senior Indebtedness of the Company. The Obligations of the Guarantor under this Subsidiary Guarantee shall be junior and subordinated to the Guarantees of such Guarantor which constitute Senior Debt of the Guarantor and all other Senior Debt of the Guarantor on the same terms and in the same manner as the Notes are junior and subordinated to Senior Indebtedness of the Company as set forth in the Indenture; PROVIDED, HOWEVER, that the Trustee and the Holders shall have the right to receive and/or retain payments by the Guarantor only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture.

          For the purposes of the foregoing "SENIOR DEBT" shall mean Indebtedness of the Guarantor that, if incurred by the Company, would constitute Senior Indebtedness.

          Section 3. LIMITATION ON LIABILITY OF THE SUBSIDIARY GUARANTOR. The Guarantor, the Trustee, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that this Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor hereunder shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other

Subsidiary Guarantor under its Subsidiary Guarantee, result in the obligations of the Guarantor hereunder not constituting a fraudulent transfer or conveyance.

          This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its respective successors and assigns to the extent set forth herein and in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of the Indenture.

          Section 4. GOVERNING LAW. This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York, including
Section 5-1401 of the General Obligation Law, but otherwise without regard to conflict of law rules. The Guarantor hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

                                                     [SUBSIDIARY GUARANTOR]

                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

                  ACCEPTED BY:

                  MARINE MIDLAND BANK,
                  as Trustee

                  By:
                     ------------------------
                  Name:
                  Title:

                                                                      EXHIBIT D

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON QIB ACCREDITED INVESTORS

                                                 ----------------------,-------

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York 10005-1187

Attention:  Corporate Trust Administration

              Re: Scholastic Brands, Inc. (the "COMPANY") 11% Senior SUBORDINATED NOTES DUE 2007 (THE "NOTES")

Dear Sirs:

                    In connection with our proposed purchase of 11% Senior Subordinated Notes due 2007 (the "Notes") of the Company, we confirm that:

                    1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of December 16, 1996 relating to the Notes (the "INDENTURE") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

                    2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within three years after the original issuance of the Notes, we will do so only (A) to the Company or any Subsidiary thereof, (B) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available) or in accordance with another exemption from the registration requirements of the Securities Act, or (F) pursuant to a registration statement which has been declared effective under the Securities

Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the NOTES are restricted as stated herein and in the Indenture.

                    3. We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Securities and the last date the Notes were held by an affiliate of the Company pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                    4. We are an institutional "ACCREDITED INVESTOR" (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer of sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

                    5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                    Very truly yours,

                                                    (Name of Transferee)

                                                    By:
                                                        ------------------------
                                                          Authorized Signature

                                                                      EXHIBIT E

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                             PURSUANT TO REGULATIONS

                                                     ------------------, ------

Marine Midland Bank
Attention:  Corporate Trust Administration
140 Broadway, 12th Floor
New York, New York 10005-1180

               Re: Scholastic Brands, Inc. (the "COMPANY") 11% Senior SUBORDINATED NOTES DUE 2007 (THE "NOTES")

Dear Sirs:

                    In connection with our proposed sale of $_________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                    (1) the offer of the Securities was not made to a person in the United States;

                    (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                    (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                    (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1913.

                    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                                     Very truly yours,

                                                     [Name of Transferor]

                                                     By:
                                                        ------------------------
                                                          Authorized Signature

--------------------------------------------------------------------------------

                             SCHOLASTIC BRANDS, INC.

                                   $90,000,000

                     11% SENIOR SUBORDINATED NOTES DUE 2007

                                    ----------

                                    INDENTURE

                          DATED AS OF DECEMBER 16, 1996

                                    -----------

                              MARINE MIDLAND BANK,
                                   AS TRUSTEE

--------------------------------------------------------------------------------

                              TABLE OF CONTENTS**

ARTICLE I           DEFINITIONS AND INCORPORATION BY REFERENCE.............................................2

     Section 1.1    Definitions............................................................................2
     Section 1.2    Other Definitions.....................................................................21
     Section 1.3    Incorporation by Reference of Trust Indenture Act.....................................22
     Section 1.4    Rules of Construction.................................................................22
     Section 1.5    Acts of Holders.......................................................................23

ARTICLE II          THE NOTES.............................................................................24

     Section 2.1    Form and Dating.......................................................................24
     Section 2.2    Execution and Authentication..........................................................25
     Section 2.3    Registrar and Paying Agent............................................................25
     Section 2.4    Paying Agents to Hold Money in Trust..................................................26
     Section 2.5    Holder Lists..........................................................................26
     Section 2.6    Transfer and Exchange.................................................................27
     Section 2.7    Replacement Notes.....................................................................35
     Section 2.8    Outstanding Notes.....................................................................36
     Section 2.9    Treasury Notes........................................................................36
     Section 2.10   Temporary Notes.......................................................................36
     Section 2.11   Cancellation..........................................................................37
     Section 2.12   Defaulted Interest....................................................................37
     Section 2.13   Persons Deemed Owners.................................................................37
     Section 2.14   CUSIP Numbers.........................................................................37

ARTICLE III         REDEMPTION AND REPURCHASE.............................................................38

     Section 3.1    Notices to Trustee....................................................................38
     Section 3.2    Selection of Notes....................................................................38
     Section 3.3    Notice of Optional or Special Redemption..............................................39
     Section 3.4    Effect of Notice of Redemption........................................................40
     Section 3.5    Deposit of Redemption Price or Purchase Price.........................................40
     Section 3.6    Notes Redeemed or Repurchased in Part.................................................41
     Section 3.7    Optional Redemption...................................................................41
     Section 3.8    Special Redemption....................................................................41
     Section 3.9    Repurchase upon Change of Control Offer...............................................41
     Section 3.10   Repurchase Upon Application of Excess Proceeds........................................43

----------
** This Table of Contents shall not, for any purpose, be deemed a part of the Indenture.

ARTICLE IV          COVENANTS.............................................................................45

     Section 4.1    Payment of Principal and Interest.....................................................45
     Section 4.2    Maintenance of Office or Agency.......................................................45
     Section 4.3    Reports...............................................................................46
     Section 4.4    Compliance Certificate................................................................46
     Section 4.5    Taxes.................................................................................47
     Section 4.6    Stay, Extension and Usury Laws........................................................47
     Section 4.7    Restricted Payments...................................................................48
     Section 4.8    Dividend and Other Payment Restrictions Affecting Subsidiaries........................51
     Section 4.9    Incurrence of Indebtedness and Issuance of Preferred Stock............................52
     Section 4.10   Asset Sales...........................................................................55
     Section 4.11   Transactions with Affiliates..........................................................57
     Section 4.12   Liens.................................................................................57
     Section 4.13   Continued Existence...................................................................58
     Section 4.14   Insurance Matters.....................................................................58
     Section 4.15   Offer to Repurchase upon Change of Control............................................58
     Section 4.16   Limitations on Issuances and Sales of Capital Stock of Subsidiaries...................58
     Section 4.17   Limitation on Future Subordinated Indebtedness........................................59
     Section 4.18   Subsidiary Guarantees.................................................................59
     Section 4.19   Business Activities...................................................................61
     Section 4.20   Payments for Consent..................................................................61
     Section 4.21   Restrictions under Senior Indebtedness................................................61

ARTICLE V           SUCCESSORS............................................................................62

     Section 5.1    Merger, Consolidation, or Sale of Assets..............................................62
     Section 5.2    Successor Corporation Substituted.....................................................62

ARTICLE VI          DEFAULTS AND REMEDIES.................................................................63

     Section 6.1    Events of Default.....................................................................63
     Section 6.2    Acceleration..........................................................................65
     Section 6.3    Other Remedies........................................................................65
     Section 6.4    Waiver of Past Defaults...............................................................66
     Section 6.5    Control by Majority...................................................................66
     Section 6.6    Limitation on Suits...................................................................67
     Section 6.7    Rights of Holders of Notes to Receive Payment.........................................67
     Section 6.8    Collection Suit by Trustee............................................................67
     Section 6.9    Event of Default to Avoid Premium.....................................................68
     Section 6.10   Trustee May File Proofs of Claim......................................................68
     Section 6.11   Priorities............................................................................68

     Section 6.12   Undertaking for Costs.................................................................69

ARTICLE VII         TRUSTEE...............................................................................69

     Section 7.1    Duties of Trustee.....................................................................69
     Section 7.2    Rights of Trustee.....................................................................70
     Section 7.3    Individual Rights Of Trustee..........................................................71
     Section 7.4    Trustee's Disclaimer..................................................................71
     Section 7.5    Notice of Defaults....................................................................72
     Section 7.6    Reports by Trustee to Holder of the Notes.............................................72
     Section 7.7    Compensation, Reimbursement and Indemnity.............................................72
     Section 7.8    Replacement Of Trustee................................................................73
     Section 7.9    Successor Trustee by Merger, Etc......................................................74
     Section 7.10   Eligibility; Disqualification.........................................................74
     Section 7.11   Preferential Collection of Claims against Company.....................................75

ARTICLE VII         LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................75

     Section 8.1    Option to Effect Legal Defeasance or Covenant Defeasance..............................75
     Section 8.2    Legal Defeasance and Discharge........................................................75
     Section 8.3    Covenant Defeasance...................................................................76
     Section 8.4    Conditions to Legal or Covenant Defeasance............................................76
     Section 8.5    Deposited Money and U.S Government Securities to Be Held in Trust;
                    Other Miscellaneous Provisions........................................................78
     Section 8.6    Repayment to the Company..............................................................78
     Section 8.7    Reinstatement.........................................................................79

ARTICLE IX          AMENDMENT, SUPPLEMENT AND WAIVER......................................................79

     Section 9.1    Without Consent of Holders of Notes...................................................79
     Section 9.2    With Consent of Holders of Notes......................................................80
     Section 9.3    Compliance with Trust Indenture Act...................................................81
     Section 9.4    Revocation And Effect Of Consents.....................................................81
     Section 9.5    Notation on or Exchange of Notes......................................................82
     Section 9.6    Trustee to Sign Amendment, Etc........................................................82

ARTICLE X           SUBORDINATION.........................................................................82

     Section 10.1   Notes Subordinated to Senior Indebtedness.............................................82
     Section 10.2   Priority and Payment Over of Proceeds in Certain Events...............................83
     Section 10.3   Payments May Be Made Prior to Dissolution.............................................85
     Section 10.4   Rights of Holders of Senior Indebtedness Not to Be Impaired...........................86
     Section 10.5   Authorization to Trustee to Take Action to Effectuate Subordination...................86

     Section 10.6   Subrogation...........................................................................86
     Section 10.7   Obligations of Company Unconditional..................................................87
     Section 10.8   The Trustee Entitled to Assume Payments Not Prohibited in Absence of
                    Notice................................................................................87
     Section 10.9   Right of Trustee to Hold Senior Indebtedness..........................................88
     Section 10.10  No Implied Covenants by or Obligations of the Trustee.................................88

ARTICLE XI          MISCELLANEOUS.........................................................................88

     Section 11.1   Trust Indenture Act Controls..........................................................88
     Section 11.2   Notices...............................................................................89
     Section 11.3   Communication by Holders of Notes with Other Holders of Notes.........................90
     Section 11.4   Certificate and Opinion as to Conditions Precedent....................................90
     Section 11.5   Statements Required in Certificate or Opinion.........................................90
     Section 11.6   Rules by Trustee and Agents...........................................................91
     Section 11.7   No Personal Liability of Directors, Officers, Employees and
                    Stockholders..........................................................................91
     Section 11.8   Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.......................91
     Section 11.9   No Adverse Interpretation of Other Agreements.........................................92
     Section 11.10  Successors............................................................................92
     Section 11.11  Severability..........................................................................92
     Section 11.12  Counterpart Originals.................................................................92
     Section 11.13  Table of Contents, Headings, Etc......................................................92
     Section 11.14  Qualification of Indenture............................................................92

                                    EXHIBITS

Exhibit A           Form of Note

Exhibit B(1)        Form of Regulation S Certification

Exhibit B(2)        Form of Certificate to be Delivered upon Exchange or
                    Registration of Transfer of Notes

Exhibit C           Form of Subsidiary Guarantee

Exhibit D           Form of Certificate to be Delivered in connection with
                    Transfers to Non QIB Accredited Investors

Exhibit E           Form of Certificate to be Delivered in connection with
                    Transfers Pursuant to Regulation S

                             CROSS REFERENCE TABLE*

  TRUST INDENTURE ACT SECTION                                                                  INDENTURE SECTION
  310      (a)(1)........................................................................                7.10
           (a)(2)........................................................................                7.10
           (a)(3)........................................................................                N.A.
           (a)(4)........................................................................                N.A.
           (a)(5)........................................................................                7.10
           (b)...........................................................................                 7.3
                                                                                                          7.8
                                                                                                         7.10
           (c)...........................................................................                N.A.
  311      (a)...........................................................................                7.11
           (b)...........................................................................                7.11
           (c)...........................................................................                N.A.
  312      (a)...........................................................................                 2.5
           (b)...........................................................................                11.3
           (c)...........................................................................                11.3
  313      (a)...........................................................................                 7.6
           (b)(1)........................................................................                N.A.
           (b)(2)........................................................................                 7.6
           (c)...........................................................................                 7.6
                                                                                                         11.2
  314      (a)...........................................................................                 4.3
                                                                                                          4.4
           (b)...........................................................................                N.A.
           (c)(1)........................................................................                11.4
           (c)(2)........................................................................                11.4
           (c)(3)........................................................................                11.4
           (d)...........................................................................                N.A.
           (e)...........................................................................                11.5
           (f)...........................................................................                N.A.
  315      (a)...........................................................................                 7.2
           (b)...........................................................................                 7.5
                                                                                                         11.2
           (c)...........................................................................                 7.1
           (d)...........................................................................                 7.1
           (e)...........................................................................                6.12
  316      (a)(last sentence)............................................................                 2.9
           (a)(1)(A).....................................................................                 6.5
           (a)(1)(B).....................................................................                 6.4
           (a)(2)........................................................................                N.A.
           (b)...........................................................................                 6.7

----------
* This Cross Reference Table shall not, for any purpose, be deemed a part of the Indenture.

           (c)...........................................................................                N.A.
  317      (a)(1)........................................................................                 6.8
           (a)(2)........................................................................                6.10
           (b)...........................................................................                 2.4
  318      (a)...........................................................................                11.1
           (b)...........................................................................                N.A.
           (c)...........................................................................                11.1

N.A. means not applicable.